                                                                    Exhibit 10.1

                       STOCK PURCHASE AND SALE AGREEMENT

                                     AMONG

                       SEVEN-UP ACQUISITION CORPORATION,



                         SEVEN-UP/RC BOTTLING COMPANY
                         OF SOUTHERN CALIFORNIA, INC.

                                      AND

                         SEVEN-UP/RC BOTTLING COMPANY
                             OF PUERTO RICO, INC.



                                  MAY 3, 1996

                               TABLE OF CONTENTS

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                                                                          Page
                                                                          ----

RECITALS...................................................................  1

ARTICLE 1
                          DEFINITIONS; CONSTRUCTION....... ................  1
      Section 1.1   DEFINITIONS............................................  1
      Section 1.2   CONSTRUCTION...........................................  9

ARTICLE 2
                        PURCHASE AND SALE OF STOCK......................... 10
     Section 2.1    PURCHASE AND SALE...................................... 10
     Section 2.2    RETAINED LIABILITIES................................... 10
     Section 2.3    EXCLUDED LIABILITIES................................... 11
     Section 2.4    PURCHASE PRICE......................................... 13
     Section 2.5    TIME OF PAYMENTS....................................... 16

ARTICLE 3
                       CLOSING: CONDITIONS TO CLOSING...................... 17
     Section 3.1    CLOSING................................................ 17
     Section 3.2    SELLER'S CONDITIONS.................................... 17
     Section 3.3    BUYER'S CONDITIONS..................................... 20

ARTICLE 4
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER............. 23
     Section 4.1    CORPORATE ORGANIZATION................................. 23
     Section 4.2    OWNERSHIP OF STOCK..................................... 23
     Section 4.3    CAPITAL STOCK.......................................... 24
     Section 4.4    POWER AND AUTHORITY TO SELL............................ 24
     Section 4.5    CONDUCT SINCE DATE OF AUDITED FINANCIAL STATEMENTS..... 25
     Section 4.6    NO CONFLICT OR VIOLATION............................... 26
     Section 4.7    LITIGATION AND PROCEEDINGS............................. 26
     Section 4.8    CONSENTS AND APPROVALS................................. 27
     Section 4.9    BROKERS................................................ 27
     Section 4.10   ENVIRONMENTAL.......................................... 27
     Section 4.11   EMPLOYEE BENEFIT PLANS................................. 28
     Section 4.12   FINANCIAL OBLIGATIONS.................................. 28

ARTICLE 5
                REPRESENTATIONS AND WARRANTIES OF BUYER.................... 28
     Section 5.1    ORGANIZATION........................................... 28


                                      (i)

     Section 5.2    POWER AND AUTHORITY TO BUY............................. 28
     Section 5.3    NO CONFLICT OR VIOLATION............................... 29
     Section 5.4    LITIGATION AND PROCEEDINGS............................. 29
     Section 5.5    CONSENTS AND APPROVALS................................. 29
     Section 5.6    BROKERS................................................ 30
     Section 5.7    PURCHASE FOR INVESTMENT................................ 30
     Section 5.8    FINANCIAL ABILITY TO CLOSE............................. 30

ARTICLE 6
                    ACTIONS PRIOR TO AND ON THE CLOSING.................... 30
     Section 6.1    MAINTENANCE OF BUSINESS................................ 30
     Section 6.2    CONSENTS AND BEST EFFORTS.............................. 31
     Section 6.3    CASUALTY OR CONDEMNATION............................... 32
     Section 6.4    ACCESS................................................. 33
     Section 6.5    NON-SOLICITATION....................................... 33
     Section 6.6    RESIGNATION............................................ 35

ARTICLE 7
                                  INDEMNIFICATION.......................... 35
     Section 7.1    SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES.. 35
     Section 7.2    INDEMNIFICATION BY SELLER.............................. 36
     Section 7.3    INDEMNIFICATION BY BUYER............................... 38
     Section 7.4    PROCEDURE FOR NOTICES OF LITIGATION.................... 39

ARTICLE 8
                                   TERMINATION............................. 40
     Section 8.1    TERMINATION AND ABANDONMENT............................ 40
     Section 8.2    EFFECT OF TERMINATION.................................. 42
     Section 8.3    TIME OF PAYMENT OF FEES................................ 44
     Section 8.4    EXTENSION RIGHT OF SELLER.............................. 44

ARTICLE 9
                               GENERAL PROVISIONS.......................... 45
     Section 9.1    ACCOUNTING TERMS....................................... 45
     Section 9.2    AMENDMENT AND MODIFICATION............................. 45
     Section 9.3    APPROVALS AND CONSENTS................................. 45
     Section 9.4    ASSIGNMENTS AND MERGER................................. 45
     Section 9.5    CAPTIONS............................................... 45
     Section 9.6    COUNTERPART FACSIMILE EXECUTION........................ 46
     Section 9.7    COUNTERPARTS........................................... 46
     Section 9.8    ENTIRE AGREEMENT....................................... 46
     Section 9.9    EXHIBITS............................................... 46
     Section 9.10   FAILURE OR DELAY....................................... 46
     Section 9.11   FURTHER ASSURANCES..................................... 47

                                     (ii)

     Section 9.12   GOVERNING LAW.......................................... 47
     Section 9.13   LEGAL FEES, COSTS...................................... 47
     Section 9.14   NO JOINT VENTURE OR PARTNERSHIP........................ 47
     Section 9.15   NOTICES................................................ 47
     Section 9.16   PUBLICITY.............................................. 49
     Section 9.17   SEVERABILITY........................................... 49
     Section 9.18   SUBMISSION TO JURISDICTION............................. 50
     Section 9.19   SUCCESSORS AND ASSIGNS................................. 51
     Section 9.20   THIRD-PARTY BENEFICIARY................................ 51
     Section 9.21   SIGNATURE WARRANTY..................................... 51

                                     (iii)

                       STOCK PURCHASE AND SALE AGREEMENT

     This Stock Purchase and Sale Agreement is made this ________ day of May, 1996, among SEVEN-UP ACQUISITION CORPORATION, a Puerto Rico corporation ("BUYER"), and SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC., a Delaware corporation ("SELLER") and SEVEN-UP/RC BOTTLING COMPANY OF PUERTO RICO, INC., a Puerto Rico corporation ("SEVEN-UP").

                                    RECITALS

     WHEREAS, Seller is the legal and beneficial owner of all classes of issued and outstanding capital stock of Seven-Up and of fifty percent (50%) of the issued and outstanding capital stock of Porta Pack Corporation ("PORTA PACK").

     WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, all of the Stock of Seven-Up (as that term is hereinafter defined) and all of the Stock of Porta Pack (as that term is hereinafter defined).

     NOW THEREFORE, in consideration of the Initial Consideration and the foregoing recitals, which are incorporated herein and made a part hereof, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties hereto, intending to be legally bound, hereby agree as follows:
                                    ARTICLE 1

                           DEFINITIONS; CONSTRUCTION

      Section 1.1 DEFINITIONS. For purposes of this Agreement, unless the context clearly indicates otherwise, the following capitalized terms have the following meanings:

     "ACCOUNTING ARBITRATOR" means a "Big Six" accounting firm to be mutually agreed upon by Buyer and Seller, other than Arthur Andersen L.L.P. If Buyer and Seller cannot agree, the Accounting Arbitrator shall be a "Big Six" accounting firm selected by lot after excluding Arthur Andersen L.L.P. and the regular independent accounting firms of Buyer and Seller.

     "ADJUSTED WORKING CAPITAL" means the difference of (a) Current Assets and
(b) Current Liabilities less the current portion of the Excluded Liabilities, as of the open of business on any Business Day, determined in accordance with GAAP.

     "ADJUSTED WORKING CAPITAL SURPLUS" shall have the meaning set forth in
Section 2.4(c).

     "AFFILIATE" means as to any Person, any other Person which directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person.

     "AGREEMENT" means this Stock Purchase and Sale Agreement, including the Disclosure Schedule and all Exhibits hereto.

     "APPLICABLE LAW" means any applicable law, rule, regulation, or ordinance of any Governmental Authority to which Seller, Seven-Up, Porta Pack, the Business or the Assets is subject.

     "ASSETS" means (a) the accounts receivables, (b) the contracts, (c) the intellectual property, (d) the leasehold interests, (e) the personal property,
(f) the real property, and (g) the inventory owned or leased by Seller and used exclusively in the Business or owned or leased by Seven-Up or Porta Pack.

     "AUDITED FINANCIAL STATEMENTS" means the audited statement of assets and liabilities of Seven-Up and Porta Pack, the related statements of sales, costs and expenses and statement of cash flow, for the year ended December 31, 1995, together with the notes thereto, in each case examined by and accompanied by the report of Arthur Andersen, L.L.P., independent certified public accountants to Seven-Up and Porta Pack.

     "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C.
(S)(S)101-1330, together with all amendments, modifications and replacements as the same exists upon any relevant date to the extent applicable to the Seller's Bankruptcy Case.

     "BANKRUPTCY FILING" means the filing of a petition by Seller under the provisions of the Bankruptcy Code. In the event of such a filing, the term Seller shall be interpreted to mean either "Debtor in Possession" or "Trustee" as the case may be, as those terms are used in the Bankruptcy Code.

     "BUSINESS" means the manufacturing, production, marketing, distribution and sale of beverages (including without limitation under the tradenames "Seven-Up", "Royal Crown" and "Snapple") and other products by Seven-Up and Porta Pack.

     "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the United States or the Commonwealth.

     "BUYER" has the meaning set forth in the opening paragraph of this Agreement.

     "CLOSING" has the meaning set forth in Section 3.1 hereof.

     "CLOSING DATE" has the meaning set forth in Section 3.1 hereof.

     "COMMONWEALTH" means the Commonwealth of Puerto Rico.

     "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated January 24, 1996, among the Seller, Seven-Up and Center Street Capital Partners, L.P., as amended.

     "CONFIDENTIAL INFORMATION MEMORANDUM" means that certain information memorandum prepared by Houlihan Lokey Howard & Zukin and Whitman Heffernan Rhein & Co., Inc. dated January, 1996.

     "CONTROL", including "CONTROLLED BY" and "UNDER COMMON CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of any indicia of equity rights (whether issued and outstanding capital stock, partnership interest or otherwise) or by any other means.

     "COURT" means the United States Bankruptcy Court that will have jurisdiction over the Seller's Bankruptcy Case.

     "CURRENT ASSETS" means, at any time, those assets classified as current on the balance sheet of Seven-Up in accordance with GAAP.

     "CURRENT LIABILITIES" means, at any time, those liabilities classified as current on the balance sheet of Seven-Up in accordance with GAAP.

     "DEPOSIT" has the meaning set forth in Section 2.5(a) hereof.

     "DEPOSIT DATE" has the meaning set forth in Section 2.5(a).

     "DISCLOSURE SCHEDULE" means, collectively, the schedules prepared by Seller and delivered to Buyer upon the execution of this Agreement.

     "DOLLAR" or "$" means lawful money of the United States of America.

     "EMPLOYEE BENEFIT PLAN" has the meaning set forth in ERISA (S)3(3).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW AGENT" means the escrow agent that shall hold the Deposit pursuant to the Escrow Agreement.

     "ESCROW AGREEMENT" means that certain escrow agreement entered into on the date hereof among the Parties and the Escrow Agent.

     "EXCLUDED LIABILITIES" has the meaning set forth in Section  hereof.

     "EXHIBITS" means, collectively, the exhibits attached to this Agreement.

     "EXTENSION FEE" means a fee payable from Seller to Buyer in the amount of $135,000.00.

     "FINAL APPROVAL ORDER" means an order of the Court substantially similar to Exhibit "G" hereto (i) approving this Agreement, (ii) finding that Buyer has acted in good faith (as such term is used in Section 363(m) of the Bankruptcy
Code) in connection with its purchase of the Stock of Seven-Up and the Stock of Porta Pack, and (iii) authorizing and empowering Seller to take all actions necessary in order to implement and consummate the transactions contemplated by this Agreement and making such other findings of fact and conclusions of law as are set forth in Exhibit "G".

     "FINAL CLOSING DATE BALANCE SHEET" has the meaning set forth in Section hereof.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time consistently applied.

     "GE CAPITAL" means General Electric Capital Corporation of Puerto Rico and General Electric Capital Corporation.

     "GOVERNMENTAL AUTHORITY" means any government of any nation, state, the Commonwealth or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HART-SCOTT-RODINO ACT" means Section 7A of the Clayton Act, 15 U.S.C.
(S)18A, as amended, and the rules and regulations promulgated thereunder.

     "INCOME TAX" means any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, alternative minimum, add-on, or other tax measured by or imposed upon income, revenues, or capital, including any interest, penalty, or addition thereto, whether disputed or not.

     "INDEPENDENT ACCOUNTANTS" has the meaning set forth in Section  hereof.

     "INITIAL APPROVAL ORDER" means an order of the Court substantially in the form of Exhibit "F" hereto, (i) approving the Topping Fee, Termination Fee, and Initial Due Diligence Fee provisions of this Agreement, (ii) approving bidding procedures, including, but not limited to, that "higher and better" offers must have financing committed at least to the same extent as the offer of Buyer, be on substantially similar terms and conditions as this Agreement and contain a purchase price that exceeds by $2,000,000 the sum of the Purchase Price, the amount of the Adjusted Working Capital Surplus, and the consideration set forth in the contract referred to in Section , and (iii) approving the form of notice of the hearing on the Final Approval Order.

     "INITIAL CONSIDERATION" means the sum of $50,000 paid to Escrow Agent by Seller to be disbursed by Escrow Agent in accordance with the Escrow Agreement. "INITIAL DUE DILIGENCE FEE" means a sum in an amount not to exceed $75,000 paid by Seller to Buyer for Buyer's initial due diligence review.

     "INITIAL HEARING" means the hearing, to be held within 20 days after the filing of the petition for relief under Chapter 11 of the Bankruptcy Code, for the purpose of approving the motion seeking entry of the Initial Approval Order.

     "INTERCOMPANY OBLIGATIONS" means the sum of the amount owed for management fees and interest up to but not exceeding $839,000.00, as determined at the open of business on the Closing

Date, plus the amounts owed, as determined at the open of business on the Closing Date, for the items set forth upon Schedule 2.5(c).

     "LETTER OF INTENT" means the letter of intent dated as of January 17, 1996, as amended, between Center Street Capital Management, L.C. and Seller.

     "MATERIAL ADVERSE CHANGE" means a change which is material and adverse occurring since December 31, 1995 in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of Seven-Up, or
(ii) the market for the syndication of bank loans; provided, however, that any material adverse change caused solely by (y) a general deterioration in the general economic activity in the United States of America or (z) the Bankruptcy Filing of Seller shall not constitute a Material Adverse Change.

     "PARTY" means a Person named as entering into this Agreement.

     "PERSON" means any natural person, corporation, partnership, joint venture, association, trust, joint stock company, estate, limited liability company or other organization, and any Governmental Authority.

     "PORTA PACK" has the meaning set forth in the recitals hereof.

     "PRELIMINARY CLOSING DATE BALANCE SHEET" has the meaning set forth in Section hereof.

     "PREPARATION MATERIALS" has the meaning set forth in Section  hereof.

     "PURCHASE PRICE" has the meaning set forth in Section  hereof.

     "REPRESENTATIVES" has the meaning set forth in Section  hereof.

     "RESPONSIBLE OFFICER" means a president, a chief executive officer, a chief financial officer, a vice president, secretary or a treasurer of a corporation or comparable entity.

     "RETAINED LIABILITIES" has the meaning set forth in Section hereof.

     "SELLER" has the meaning set forth in the opening paragraph of this Agreement.

     "SELLER'S BANKRUPTCY CASE" means that certain chapter 11 case wherein the Seller is the debtor.

     "SEVEN-UP" has the meaning set forth in the recitals hereof.

     "STOCK" means, collectively, the Stock of Seven-Up and the Stock of Porta Pack.

     "STOCK OF SEVEN-UP" means all of the issued and outstanding shares of all classes of capital stock of Seven-Up.

     "STOCK OF PORTA PACK" means fifty percent (50%) of the issued and outstanding shares of all classes of capital stock of Porta Pack.

     "TAX" means any tax, including but not limited to Income Tax, charge, fee, levy, duty, impost, withholding or other assessment, together with any interest and penalties, additions to tax and additional amounts imposed by any Governmental Authority.

     "TERMINATION FEE" means a fee payable from either Buyer to Seller or Seller to Buyer depending upon events described herein of Three Hundred Fifty Thousand Dollars ($350,000.00).

     "TOPPING FEE" means (i) a fee of $750,000 and (ii) reimbursement of Buyer's reasonable expenses incurred in connection with the transactions contemplated by this Agreement up to but not exceeding $175,000, exclusive of the Initial Due Diligence Fee, payable by Seller to Buyer on the occurrence of a Topping Fee Event, which in the event of a Bankruptcy Filing shall be payable from the property of the estate.

     "TOPPING FEE EVENT" means the entering into an agreement which binds the Seller (even if subject to the bankruptcy court's approval) to consummate (i) a sale or other disposition of the Stock or a sale or other disposition of less than one hundred (100%) percent of the Stock which would result in a change of Control of Seven-Up, (whether in one or more transactions) to another buyer, (ii) a merger, joint venture, or consolidation of Seven-Up with or into a third party, (iii) a sale or other disposition of all or substantially all of the assets of Seven-Up (whether in one or more transactions) to another buyer, or (iv) any other extraordinary transaction involving the Stock of Seven-Up or all or substantially all of the assets of Seven-Up other than a liquidation under the Bankruptcy Code in which Seller will recognize value or will receive consideration from a third party, in each case, if Seller or Seven-Up has entered into an agreement with respect to such transaction within nine (9) months after the date of this Agreement and if the consideration contained in any such agreement constitutes a Topping Offer; provided, however, that liquidation under the Bankruptcy Code, either Chapters 7 or 11, shall not constitute a Topping Fee Event, regardless of when such liquidation shall commence; provided, further, that the entering into of an agreement with respect to any such transaction described in (i) through (iv) above shall not constitute a Topping Fee Event hereunder if Seller shall have previously terminated this Agreement pursuant to Section or Buyer shall have previously terminated this Agreement pursuant to Section 8.1(e) - (j).

     "TOPPING OFFER" means the consideration set forth in an agreement regarding any of the transactions which could constitute a Topping Fee Event, which consideration would exceed by $2,000,000.00 the sum of (i) the Purchase Price,
(ii) the consideration to be paid by Buyer to Seller pursuant to the agreement referred to in Section 3.2(e)(ii), and (iii) all other amounts payable to Seller pursuant to Section 2.5.

      Section 1.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular and vice versa; (b) references to any

Person include such Person's successors and assigns (to the extent such successors and assigns are permitted by this Agreement); (c) references to one gender include all genders; (d) "including" is not limiting but is inclusive;
(e) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (f) article, section, subsection, Exhibit and Disclosure Schedule references are to this Agreement unless otherwise specified;
(g) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.

                                   ARTICLE 2
                          PURCHASE AND SALE OF STOCK

      Section 2.1 PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, (i) the Stock which upon the entry of the Final Approval Order will be free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, options and restrictions on transfer of any nature whatsoever, and (ii) the contracts, intellectual property, leasehold interest, personal property, real property and inventory owned or leased by Seller and used exclusively in the Business as set forth upon Schedule 2.1.

      Section 2.2 RETAINED LIABILITIES. At the Closing Seven-Up and Porta Pack shall retain, and shall thereafter pay, perform and discharge as and when due, all liabilities of Seven-Up and Porta Pack, respectively, incurred in writing, orally or otherwise with respect to the Business, including without limitation all liabilities of Seven-Up arising from the under-funding of the Seven-Up/RC Bottling Company, Inc. Employees' Pension Plan (Union Pension Plan) (All such liabilities are collectively referred to hereinafter as the "Retained Liabilities"), but excluding the Excluded

Liabilities. From and after the Closing Date, Buyer shall assume and discharge all responsibilities and liabilities with respect to any employee benefit plan maintained solely for current or former employees of Seven-Up, Porta Pack, or both.

     Section 2.3 EXCLUDED LIABILITIES. At the Closing, Seller shall, and hereby does assume, and Buyer, Seven-Up and Porta Pack shall not be responsible or liable with respect to, any of the following liabilities (collectively referred to hereinafter as the "EXCLUDED LIABILITIES"):

          (a) LIABILITIES RELATING TO MONEY BORROWED OR BANK OVERDRAFTS. Any liabilities or obligations of Seven-Up for: (i) money borrowed from and owed or payable to GE Capital; excluding, however, the capitalized leases of Seven-Up owed to GE Capital, more particularly identified upon Schedule 2.3(a)-1 hereto; (ii) money borrowed or obligations incurred pursuant to an agreement executed by Seller without the written approval or knowledge of an officer of Seven-Up who is resident in Puerto Rico, and (iii) overdrafts on those banks the accounts of which are listed on Schedule 2.3(a)-2 as reflected upon the bank records of those accounts at the close of business on the Closing Date.

          (b) INCOME TAXES. All liabilities with respect to any Income Taxes of Seven-Up for any period ending on or prior to December 31, 1995, but only to the extent reflected on the Audited Financial Statements.

          (c) LIABILITIES FOR MONEY BORROWED. Any liability or obligation of Seven-Up for money borrowed from any lender, as set forth on Schedule 2.3(c) except for the Intercompany Obligations, including, without limitation, the mortgage notes owed by Seven-Up to Seller provided, however, that any liability or obligation for money borrowed (other than liabilities to GE Capital or bank overdrafts) created by Seven-Up after the
date hereof, which is incurred without                [intentionally left blank]
     the express written consent of Seller shall not constitute an Excluded Liability for purposes of this Section 2.3(c).

     (d) CONTROLLED GROUP LIABILITIES ASSOCIATED WITH SELLER. Except as hereinafter provided, Seller shall retain sponsorship and all liability under each Employee Benefit Plan maintained by Seller for Affiliates of Seller other than Seven-Up and Porta Pack, and Buyer shall assume all liability and sponsorship of the pension plan which covers only hourly employees of Seven-Up and Porta Pack. Provided, however, that Seller shall use its reasonable best efforts to complete at Closing the transfer of the assets and liabilities of the Seller's Target Benefit Plan (the "Target Plan") equal to the total benefits accrued through the Closing Date for the employees of Seven-Up and Porta Pack to a new plan sponsored by Buyer or its Affiliates. Such transfer to Buyer's plan shall be made as soon as possible upon receipt by Seller of an opinion of counsel for Buyer (reasonably acceptable to Seller) that Buyer's plan complies with applicable law. Seller also agrees to use its reasonable best efforts, to complete before Closing, negotiations with Metropolitan Life Insurance Company ("Met Life") for the division between Seller's and Buyer's Employee Benefit Plans of any insurance contracts issued to any of Seller's Employee Benefit Plans.

     (e) TRANSACTION COSTS AND EXPENSES. Seller will not ask or require Seven-Up to retain, satisfy or discharge any liabilities, cost and expense incurred by it, or incurred by Seven-Up by direction of Seller, related to costs incurred to consummate the transactions contemplated hereby and fees of Seller's attorneys, accountants and other advisors including Kirkland & Ellis, or of Houlihan Lokey Howard & Zukin, or Whitman Heffernan Rhein & Co., Inc.; provided, however, that Buyer and Seller agree that Seven-Up shall satisfy, on or before Closing, those obligations of Seven-Up to Kirkland & Ellis incurred prior to the date of this Agreement as set forth upon Schedule 2.3(e) and Seller shall on or before Closing reimburse, or cause Kirkland and Ellis to reimburse, Seven-Up for all amounts held by Kirkland and Ellis as an advance against future legal fees and expenses. One half of the outstanding obligations of Seven-Up to Arthur Andersen LLP and the firm of O'Neill and Borges as of the date of this Agreement, as set forth on Schedule 2.3(e), will be paid by Seller, and one half by Seven-Up. Seller and Buyer will agree, prior to the incurring of future costs, as to the proper party to bear such costs.

     (f) FINANCIAL OBLIGATIONS. All obligations of Seven-Up not otherwise identified above, incurred in writing, orally or otherwise not with respect to the Business.

Section 2.4    PURCHASE PRICE.

     (a) At the Closing, Buyer, in consideration for the sale, transfer, conveyance and assignment of the Stock, shall deliver and pay to Seller a purchase price of sixty-three million two hundred thousand dollars ($63,200,000) (the "PURCHASE PRICE"). The Purchase Price shall be increased by the amount, if any, by which the Adjusted Working Capital at the open of business on the Closing Date is greater than the Adjusted Working Capital on December 31, 1995. In no event shall the Purchase Price be reduced or adjusted downwards.

     (b) As soon as reasonably practicable, but not later than thirty (30) days after the Closing Date, Arthur Andersen L.L.P. (the "INDEPENDENT ACCOUNTANTS") shall prepare and deliver to Buyer and Seller a preliminary balance sheet of Seven-Up as of the Closing Date (the "PRELIMINARY CLOSING DATE BALANCE SHEET") without giving effect to any transactions to be effected on the Closing Date pursuant to Buyer's and Seller's agreements set forth herein, showing Adjusted Working Capital at the open of business on the Closing Date. Within thirty (30) days of receipt of the Preliminary Closing Date Balance Sheet, Buyer and Seller shall review the Preliminary Closing Date Balance Sheet. For purposes of such review, Buyer and Seller shall have full access, during normal business hours and on reasonable prior notice, to the books and records, including work papers, of Seven-Up used in connection with the preparation of the Preliminary Closing Date Balance Sheet (the "PREPARATION MATERIALS"). In the event that, by the expiration of the thirty (30) day review period, neither Buyer nor Seller shall have notified the other Party in writing of any objection to the Preliminary Closing Date Balance Sheet, such Balance Sheet (and the Adjusted Working Capital amount contained thereon) shall be deemed agreed to by, and be final, conclusive and binding on, Buyer and Seller (and such Preliminary Closing Date Balance Sheet shall become the "FINAL CLOSING DATE BALANCE SHEET"). If such a written notice of objection is timely given, Buyer and Seller will use reasonable efforts to resolve any such objections. If Buyer and Seller are unable to resolve the objections within thirty (30) days after receiving such notice, then Buyer and Seller shall submit the dispute in writing to the Accounting Arbitrator who shall issue its written determination regarding the dispute as soon as practicable, but in any event within thirty (30) days of its engagement. The Accounting Arbitrator shall have the same access to the Preparation Materials as afforded to the Parties. The written determination by the Accounting Arbitrator of any dispute shall be final, conclusive, and binding on all Parties (such balance sheet as adjusted and agreed to by the Parties or as determined by the Accounting Arbitrator shall be the "FINAL CLOSING DATE BALANCE SHEET"). The Preliminary Closing Date Balance Sheet and the Final Closing Date Balance Sheet shall be prepared, with respect to the items necessary for computing Adjusted Working Capital, on a basis consistent with the terms of this Agreement, the Audited Financial Statements, and in accordance with GAAP. With respect to the preparation of the Preliminary Closing Date Balance Sheet and the Final Closing Date Balance Sheet, no change in accounting principles shall be made from those utilized in preparing the Audited Financial Statements including, without limitation, with respect to the nature of accounts, or the determination of the level of reserves or level of accruals. For purposes of the preceding sentence, "change in accounting principles" includes any change in accounting principles, policies, practices, procedures, or methodologies with respect to the financial statements of Seven-Up, their classification or their display, as well as all changes in practices, methods, conventions, or assumptions (unless required by objective changes in underlying events) utilized in making accounting estimates.

          (c) If Adjusted Working Capital at the open of business on the Closing Date as determined from the Final Closing Date Balance Sheet exceeds Adjusted Working Capital at the close of business on December 31, 1995 as determined from the Audited Financial Statements (such excess, the "ADJUSTED WORKING CAPITAL SURPLUS"), Buyer shall pay to Seller an amount equal to the Adjusted Working Capital Surplus as provided in Section 2.5. Buyer and Seller agree that, in calculating the Adjusted Working Capital Surplus, any amounts borrowed (other than trade accounts payable and other obligations incurred in the ordinary course of business) by Seven-Up after the date hereof from any person other than GE Capital shall be excluded from computation of Seven-Up's Current Liabilities.

          (d) All fees and expenses of the Accounting Arbitrator in performing its duties hereunder shall be shared equally by Seller and Buyer.

     Section 2.5 TIME OF PAYMENTS. The Purchase Price, the Adjusted Working Capital Surplus (if any), the Intercompany Obligations and repayment by Buyer of the Initial Due Diligence Fee shall be paid as follows:

          (a)  The Purchase Price shall be paid by Buyer to Seller as follows:

               (i) within one (1) Business Day after entry of the Initial Approval Order (the "Deposit Date"), Buyer will make a good faith deposit of Two Million Dollars ($2,000,000.00) (the "Deposit") with the Escrow Agent pursuant to the Escrow Agreement (attached hereto as Exhibit "A");

               (ii) on the Closing Date, Buyer and Seller shall, pursuant to the Escrow Agreement, direct the Escrow Agent to pay to Seller the Deposit plus all interest accrued thereon as of the Closing Date (the "Interest"), and Buyer will pay to Seller by wire transfer of immediately available funds to the account or accounts designated by Seller, the sum of Sixty-One Million Two Hundred Thousand Dollars ($61,200,000.00) less the amount of the Interest;

          (b) the Adjusted Working Capital Surplus, if any, due to Seller from Buyer shall be paid by Buyer to Seller within five (5) Business Days of the date on which the Final Closing Date Balance Sheet is agreed to by the Parties or is finally determined by the Accounting Arbitrator (both as provided in Section hereof) by wire transfer of immediately available funds to the account or accounts designated by Seller;

          (c) the Intercompany Obligations shall be paid on the Closing Date by wire transfer of immediately available funds to an account or accounts designated by Seller; and

          (d) the Initial Due Diligence Fee previously paid to Buyer shall be refunded by Buyer to Seller on the Closing Date by wire transfer of immediately available funds to the account or accounts designated by Seller.


                                   ARTICLE 3
                        CLOSING: CONDITIONS TO CLOSING

     Section 3.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale contemplated herein (the "CLOSING") shall occur at the offices of Rose Law Firm, P.A., 120 E. Fourth Street, Little Rock, Arkansas, or such other place upon which the Parties may mutually agree, at 10:00 AM Little Rock, Arkansas time as soon as practicable after the conditions set forth in this Article 3 are fulfilled or waived (provided that the Closing shall occur no later than June 28, 1996, unless extended by mutual agreement of the Parties) (the "CLOSING DATE").

     Section 3.2 SELLER'S CONDITIONS. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent unless, and only to the extent, waived in writing by Seller:

          (a) the representations and warranties of Buyer set forth in Article 5 hereof shall be true and correct in all material respects as of the Closing Date as though made at such time, except for any representation or warranty made only as of an earlier date (in which case such representation or warranty shall be true and correct as of such earlier date);

          (b) the covenants, agreements and undertakings of Buyer required by this Agreement to be performed by Buyer on or prior to the Closing Date shall have been duly complied with in all material respects as of the Closing Date;

          (c) all applicable waiting periods (and any extensions thereof), if any, under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (d) no proceeding, investigation or inquiry is pending or threatened by or before any arbitrator or Governmental Authority to enjoin, restrain, or prohibit, or which questions the legality of this Agreement or the consummation of the transactions contemplated hereby, and no statute, rule, regulation, order, stay, injunction or decree which would prevent or make illegal the consummation of the transactions contemplated hereby shall have been promulgated, enacted, entered or enforced by any Governmental Authority;

          (e) at the Closing, Buyer has tendered to Seller the following, executed in a manner or otherwise in form and substance reasonably satisfactory to Seller:

               (i) the Purchase Price, including the amount of the Intercompany Obligations and repayment of the Due Diligence Advance;

               (ii) the non-competition and consulting agreement dated as of the Closing Date between Buyer and Seller in form substantially similar to Exhibit B, executed by Buyer;

               (iii) an opinion of Fiddler, Gonzalez & Rodriguez, counsel to Buyer, dated as of the Closing Date, in form and substance substantially similar to Exhibit "C";

               (iv) a copy of the resolutions duly adopted by the board of directors of Buyer authorizing the execution and delivery of this Agreement, the non-competition and consulting agreement dated as of the Closing Date between Buyer and Seller in form substantially similar to Exhibit B, the Escrow Agreement, and the other agreements, documents, or certificates contemplated hereby and the consummation of the transactions herein contemplated to be consummated by Buyer, duly certified, as of the Closing Date, by the secretary or any assistant secretary to Buyer;

               (v) a certificate, dated as of the Closing Date, of a Responsible Officer of Buyer to the effect that all of Buyer's obligations that are conditions precedent to Seller's obligations and have not been waived by Seller have been satisfied, and that the representations and warranties of Buyer contained herein are true and correct in all material respects as of the Closing Date (or an earlier date to the extent any representations or warranties relate to such earlier date);

               (vi) a certificate of the secretary of Buyer that certifies the names and signatures of the officers of Buyer who have been authorized to execute and deliver this Agreement and any other agreement executed and delivered on behalf of Buyer in connection herewith;

               (vii) a certificate containing the attestation of the Secretary of State or comparable official of the jurisdiction of incorporation of Buyer and the Commonwealth as to the good standing of Buyer in such jurisdictions;

          (f) Seller shall have received on the Business Day after entry of the Initial Approval Order, an executed equity and subordinated debt commitment letter (in form substantially similar to Exhibit "D-2").

          (g) the Final Approval Order (a) shall have been entered by the Court in form and substance reasonably satisfactory to Seller, and (b) shall not be subject to stay; and

          (h) Buyer shall have fulfilled all of its obligations under the non-competition and consulting agreement dated as of the Closing Date between Buyer and Seller in form substantially similar to Exhibit B.

     Section 3.3 BUYER'S CONDITIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date (or the date of the Initial Hearing where specified), of the following conditions precedent unless, and only to the extent, waived in writing by Buyer:

          (a) the representations and warranties of Seller set forth in Article 4 hereof shall be true and correct in all material respects as of the Closing Date as though made at such time, except for any representation or warranty made only as of an earlier date (in which case such representation or warranty shall be true and correct as of such earlier date);

          (b) the covenants, agreements and undertakings of Seller required by this Agreement to be performed by Seller on or prior to the Closing Date shall have been duly complied with in all material respects;

          (c) all applicable waiting periods (and any extensions thereof), if any, under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (d) no proceeding, investigation or inquiry is pending or threatened by or before any arbitrator or Governmental Authority to enjoin, restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby, and no statute, rule, regulation, order, stay, injunction or decree that would prevent or make illegal the consummation of the transactions contemplated hereby shall have been promulgated, enacted, entered or enforced by any Governmental Authority;

          (e) at the Closing, Seller has performed and/or tendered to Buyer the following, executed in a manner or otherwise in form and substance reasonably satisfactory to Buyer:

               (i) an opinion of Kirkland & Ellis, counsel for Seller, dated as of the Closing Date, in form and substance substantially similar to Exhibit "E";

               (ii) the Stock of Seven-Up and the Stock of Porta Pack all endorsed in blank or accompanied by a stock power executed in blank;

               (iii) the non-competition and consulting agreement dated as of the Closing Date between Buyer and Seller in form substantially similar to Exhibit "B" executed by Seller;

               (iv) a copy of the resolutions duly adopted by the board of directors of Seller, and to the extent required by Applicable Law, the shareholders of Seller, authorizing the execution and delivery of this Agreement, the non-competition and consulting agreement dated as of the Closing Date between Buyer and Seller in form substantially similar to Exhibit B, the Escrow Agreement, and the other agreements, documents, or certificates contemplated hereby and the consummation of the transactions herein contemplated to be consummated by Seller, duly certified, as of the Closing Date, by the secretary or any assistant secretary to Seller;

               (v) a certificate, dated as of the Closing Date, of a Responsible Officer of Seller to the effect that all of Seller's obligations that are conditions precedent to Buyer's obligations and have not been waived by Buyer have been satisfied, and that the representations and warranties of Seller herein are true and correct in all material respects;

               (vi) as set forth upon Schedule 3.3(e)(vi), releases: (i) from GE Capital and from all other lenders to whom Seller is obligated from all guaranties or other agreements executed or entered into by Seven-Up guaranteeing or obligating Seven-Up to pay or otherwise satisfy any obligation of Seller; (ii) of all liens held by GE Capital and all other lenders on any asset of Seven-Up; and (iii) of all liabilities of Seven-Up to GE Capital and a release from all other lenders for liabilities which are a part of the Excluded Liabilities; provided, however, that Buyer acknowledges and agrees that no such release shall extend to Seven-Up's capitalized leases, set forth upon Schedule 2.3(a), which comprise part of the Retained Liabilities;

               (vii) a certificate containing the attestation of the Secretary of State or comparable official of the jurisdictions of incorporation of Seller, Seven-Up and Porta Pack as to the good standing of Seller, Seven-Up and Porta Pack in their respective jurisdiction;

               (viii) a certificate of the secretary or any assistant secretary of Seller that certifies the names and signatures of the officers of Seller who have been authorized to execute and deliver this Agreement and any other agreement executed and delivered on behalf of Seller in connection herewith;

               (ix) the Final Approval Order (a) shall have been entered by the Court, and (b) shall not be subject to stay.

                                  ARTICLE 4
              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     Section 4.1 CORPORATE ORGANIZATION. Seller, Seven-Up, and Porta Pack are duly organized and validly existing corporations in good standing (i) under the laws of the State of California in the case of Seller, (ii) the laws of the Commonwealth in the case of Seven-Up and (iii) the laws of Delaware and the Commonwealth in the case of Porta Pack. Each of Seller, Seven-Up, and Porta Pack has the power and authority to own, lease, and operate their respective properties and to conduct their respective businesses as they are presently being conducted.

     Section 4.2   OWNERSHIP OF STOCK.

          (a) SEVEN-UP. Seller is the sole lawful owner of record of one hundred percent (100%) of the Stock of Seven-Up and, all such shares are, or upon the entry of the Final Approval Order will be, owned free and clear of all liens, pledges, encumbrances, claims and other charges of every kind.

          (b) PORTA PACK. Seller is the lawful owner of record of the Stock of Porta Pack which, upon the entry of the Final Approval Order, will be free and clear of all liens, pledges, encumbrances, claims and other charges of every kind.

     Section 4.3   CAPITAL STOCK.

          (a) SEVEN-UP. Seven-Up has authorized capital stock consisting of 1,000 shares of common stock par value $1.00 per share, of which 1,000 shares are issued and outstanding and 6,000 shares of preferred stock par value of $1.00 per share, of which 6,000 shares are issued and outstanding. All of the issued and outstanding shares of the Stock of Seven-Up have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, rights or agreements to purchase, or otherwise acquire, issue, sell or otherwise dispose of any of the Stock of Seven-Up.

          (b) PORTA PACK, INC. Porta Pack has authorized capital stock consisting of 1,000 shares of common stock par value $1.00 per share, of which 1,000 shares are issued and outstanding. The Stock of Porta Pack constitutes 50% of the issued and outstanding shares of Porta Pack and such Stock has been duly authorized and is validly issued, fully paid and non-assessable. With the exception of certain rights of first refusal in favor of Kraft Foods, Inc., as set forth in Section 8 of the Joint Venture Agreement between Westinghouse Beverage Group, Inc. and General Foods Corporation, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, rights or agreements to purchase, or otherwise acquire, issue, sell or otherwise dispose of any of the Stock of Porta Pack.

     Section 4.4 POWER AND AUTHORITY TO SELL. Seller has the full right, power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation by Seller of all transactions contemplated of it hereunder and thereunder has been duly authorized by all necessary corporate action. This Agreement constitutes, and when executed and delivered with each of the other agreements, documents and instruments to be executed by Seller pursuant hereto will constitute a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. Upon consummation at Closing of the transactions contemplated pursuant to the provisions of this Agreement after entry of the Final Approval Order, Seller will have transferred to Buyer valid title to the Stock, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, options, and restrictions on transfer (except restrictions imposed by federal and state securities laws) of any nature whatsoever.

     Section 4.5 CONDUCT SINCE DATE OF AUDITED FINANCIAL STATEMENTS. Except as disclosed in Section 4.5 of the Disclosure Schedule, or as otherwise contemplated in this Agreement, Seller warrants and represents that it has issued no written or oral directive since the date of the Audited Financial Statements resulting in, and covenants that subsequent to the date of execution of this Agreement it will not issue an oral or written directive resulting in:

          (a) any amendment or termination of any material agreement, contract, commitment, lease or plan to which Seven-Up or Porta Pack is a party or by which it is bound, or any cancellation, modification or waiver of any substantial debts or claims held by Seven-Up or Porta Pack or the waiver of any rights of substantial value, whether or not in the ordinary course of business;

          (b) an agreement to enter into any material transaction by Seven-Up or Porta Pack or by Seller which affects Seven-Up or Porta Pack other than in the ordinary course of business consistent with past practices;

          (c) any contract obligating Seven-Up or Porta Pack to do or take any of the actions referred to in this Section; or

          (d) an agreement to incur any liability, cost or expense owed by Seven-Up similar in nature to those set forth in Section 2.3(e) in connection with the transactions contemplated by this Agreement.

     Section 4.6 NO CONFLICT OR VIOLATION. Except as set forth on Section 4.6 of the Disclosure Schedule, neither the execution and delivery by Seller of this Agreement nor the consummation of the transactions contemplated to be consummated by Seller hereby nor compliance by Seller, Seven-Up or Porta Pack with any of the provisions hereof will: (i) violate or conflict with any provision of the certificate of incorporation, bylaws, or comparable organizational documents of Seller, Seven-Up or Porta-Pack; (ii) violate or conflict with, in any material respect, any Applicable Law, or any order, judgment, writ, injunction, decree or award applicable to Seller, Seven-Up or Porta Pack, or constitute an event which, with the giving of notice, lapse of time, or both, would result in any such violation or conflict; or (iii) to the knowledge of Seller, result in a material violation or breach of, or constitute a default (or an event which, with the giving of notice or the lapse of time, or both, would become a default) under any material agreement, note, bond, mortgage, indenture, license, permit or instrument to which Seller, Seven-Up or Porta Pack is a party or by which any of the Assets are bound.

     Section 4.7   LITIGATION AND PROCEEDINGS.  Except as set forth on Section
4.7 of the Disclosure Schedule, there is no suit, formal proceeding or, to the knowledge of Seller, investigation pending or threatened against or directly affecting the Stock or the Business before any Governmental Authority of any nature including any suit, proceeding or investigation which: (i) challenges the validity of this Agreement; (ii) otherwise seeks to prevent the consummation of the transactions contemplated hereunder; or (iii) involves any antitrust action, investigation or proceeding. No material judgment, order, writ, injunction, decree or assessment of any Governmental Authority is presently in effect against Seller, or, to the knowledge of Seller, Seven-Up or Porta Pack.

     Section 4.8 CONSENTS AND APPROVALS. Except as set forth on Section 4.8 of the Disclosure Schedule and for the requirements of the Hart-Scott-Rodino Act, if any, and the blue-sky filing or registration requirements of state regulatory authorities, if any, no consent, approval or authorization of any Person, nor any declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by Seller, Seven-Up or Porta Pack in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereunder.

     Section 4.9 BROKERS. Except for Houlihan Lokey Howard & Zukin and Whitman Heffernan Rhein & Co., Inc., no agent, broker or other Person acting pursuant to the express or implied authority of Seller is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement. Seller will be solely responsible for any commission due Houlihan, Lokey, Howard & Zukin and Whitman, Heffernan, Rhein & Co., Inc.

     Section 4.10 ENVIRONMENTAL. Except as set forth on Section 4.10 of the Disclosure Schedule, Seller has not and will not execute or enter into any written or oral agreement, contract or release which has or will release or materially adversely affect the environmental warranties, representations, and obligations that relate to Seven-Up, undertaken and agreed to by Westinghouse Electric Corporation, Westinghouse Beverage Group, Inc., Avalon Food and Beverage, Inc., Westinghouse Beverage Group of Arizona, Inc., Wescorp Beverage, Inc., 7-Up Bottling Co., Inc., Gateway Fleet Company, Westinghouse Transport Leasing Corporation and New Trends Corporation, collectively, as sellers in that certain Asset and Stock Purchase Agreement dated as of March 30, 1990 (the "Westinghouse Purchase Agreement"), including, without limitation, all obligations undertaken thereunder relating to remediation and abatement.

     Section 4.11 EMPLOYEE BENEFIT PLANS. Section 4.11 of the Disclosure Schedule lists each Employee Benefit Plan that is maintained by Seller and/or any of the Affiliates of Seller for the benefit of any employees or former employees of Seven-Up or Porta Pack.

     Section 4.12 FINANCIAL OBLIGATIONS. Section 4.12 of the Disclosure Schedule lists the Excluded Liabilities, secured or unsecured, for which Seller will obtain and deliver to Buyer releases at the Closing.

                                  ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     Section 5.1 ORGANIZATION. Buyer is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth, and has the power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

     Section 5.2 POWER AND AUTHORITY TO BUY. Buyer has full right, power and authority to enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto and to perform its obligations hereunder and thereunder and the consummation by Buyer of all transactions contemplated of it hereunder and thereunder has been duly authorized by all necessary corporate action. This Agreement constitutes and, when executed and delivered with each of the other agreements, documents and instruments to be executed and delivered by Buyer pursuant hereto, will constitute a legal, valid and binding obligation of Buyer enforceable against the Buyer in accordance with its terms.

     Section 5.3 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated to be consummated by Buyer hereby, nor compliance by Buyer with any of the provisions hereof will: (i) violate or conflict with any provision of the certificate of incorporation, bylaws or comparable organizational documents of Buyer; (ii) violate or conflict with, in any material respect, any Applicable Law or any order, judgment, writ, injunction, decree or award applicable to Buyer, or constitute an event which, with the giving of notice, lapse of time, or both, would result in any such violation or conflict; or (iii) to the knowledge of Buyer, result in a violation or breach of, or constitute a default (or an event which, with the giving of notice or the lapse of time or both, would become a default) under any material agreement, note, bond, mortgage, indenture, license, permit or instrument to which Buyer is a party or by which any of its assets are bound.

     Section 5.4 LITIGATION AND PROCEEDINGS. There is no suit, formal proceeding or, to the knowledge of Buyer, investigation pending or threatened before any Governmental Authority that challenges the validity of this Agreement or otherwise seeks to prevent the consummation of the transactions contemplated hereunder or which, if adversely determined, would adversely affect the ability of Buyer to perform its obligations hereunder.

     Section 5.5 CONSENTS AND APPROVALS. Except for applicable requirements under the Hart-Scott-Rodino Act, if any, and filing or registration with state regulatory authorities, if any, no consent, approval or authorization of any Person, nor any declaration, filing or registration with any Governmental Authority or other Person, is required to be made or obtained by Buyer in connection with the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated to be consummated by Buyer hereunder.

     Section 5.6 BROKERS. Except for Glover Capital, Inc., no agent, broker or other Person acting pursuant to the express or implied authority of Buyer is entitled to a commission or finder's fee in connection with the transactions contemplated by this Agreement. Buyer will be solely responsible for any commission, fees, or reimbursement of any expenses due to Glover Capital, Inc.

     Section 5.7 PURCHASE FOR INVESTMENT. Buyer will acquire the Stock for its own account, for investment and not with a view towards any resale or redistribution thereof to the public in violation of the Securities Act of 1933, as amended. Buyer represents, warrants, covenants and agrees that it shall not offer or sell any of the Stock unless such Stock is either registered under applicable federal and state securities laws or an exemption from such registration is applicable to such offer or sale.

     Section 5.8 FINANCIAL ABILITY TO CLOSE. Subject only to the conditions, if any, set forth in the bank and equity commitment letter(s), Buyer will have the financing necessary to consummate at Closing the transactions contemplated by this Agreement, including bank financing of not less than fifty-five million dollars ($55,000,000).

                                   ARTICLE 6
                      ACTIONS PRIOR TO AND ON THE CLOSING

     The Parties respectively covenant as follows for the period from the date hereof through and including the Closing Date:

     Section 6.1 MAINTENANCE OF BUSINESS. Without Buyer's prior written consent, Seller will not and Seller will not issue any written or oral directive to cause Seven-Up to:

          (a) except with respect to the sale of Seven-Up and Porta Pack, directly or indirectly, sell, exchange, hypothecate, pledge, encumber, lease or otherwise dispose of any Stock or Assets;

          (b) pay dividends or make payments on or towards any liabilities owing to, or owed by, Seller; provided, however, that Seven-Up may pay the Intercompany Obligations at Closing in accordance with the terms and conditions hereof;

          (c) amend or modify the insurance covering the Assets;

          (d) amend, terminate or waive any rights under material contracts existing on the date hereof, or enter into any new material contract, with any suppliers, customers, or others having business relations with Seven-Up;

          (e) adopt, grant, extend or increase any of Seven-Up's employee benefits or compensation to any of its employees or enter into or amend any employment agreement or severance agreement with any of its employees; and

          (f) materially change the policies of Seven-Up or Porta Pack regarding accounting, production, purchasing, pricing, credit, employees, compensation, advertising and marketing, distribution and other material aspects of the Business.

     Section 6.2   CONSENTS AND BEST EFFORTS.

          (a) As soon as practicable, the Parties will use their reasonable best efforts to obtain all authorizations, consents, approvals, orders and agreements of, and to give all notices to and make all filings with, Governmental Authorities and any other Persons necessary to authorize, approve, or permit their respective obligations pursuant to this Agreement, and the consummation of the transactions contemplated hereby; provided, however, "reasonable best efforts" shall not be deemed to require Seller to seek the consent of Snapple Beverage Corporation to this transaction. In addition, subject to the terms and conditions herein provided, the Parties covenant and agree to cooperate fully with each other, and to use their commercially reasonable efforts to take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper, or advisable under Applicable Law or otherwise to consummate and make effective the transactions contemplated hereby, including filing and processing all applications necessary to own the Stock and to occupy or operate the Assets or operate and conduct the Business.

          (b) The Parties will promptly file, if necessary, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice any required Notification and Report Forms and related documentary material which comply with the provisions of the Hart-Scott-Rodino Act and the rules thereunder. The Parties will request an early determination regarding their filing and will promptly file any additional information requested as soon as practicable after receipt of such request. No Party will take any action which will have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals.

     Section 6.3 CASUALTY OR CONDEMNATION. If, after the date hereof but prior to the close of business on the Closing Date, a material portion of the Assets is damaged, destroyed or lost by fire or other casualty, or if condemnation or eminent domain proceedings are proposed, threatened or commenced against a material portion of the Assets, Seller will promptly notify Buyer of such event. If Seller does not, without cost to Seven-Up or Porta Pack, repair, rebuild or replace the portion of the Assets damaged, destroyed or lost prior to the Closing, Buyer may elect to terminate its obligations under this Agreement by notice to Seller, or may elect to close the purchase and sale contemplated herein, in which case Buyer shall receive any and all insurance or condemnation proceeds, if any, payable as the result of such casualty or condemnation. If

Buyer elects to terminate its obligations pursuant to this Section 6.3, no Party has any further obligation under this Agreement, and the Deposit, plus all earnings thereon, shall be promptly returned to Buyer.

      Section 6.4 ACCESS. The officers, directors, key employees, counsel, accountants, advisors, agents or other representatives of either Buyer, Seller, Seven-Up or Porta Pack are hereinafter referred to collectively as "REPRESENTATIVES".

          (a) Seller shall (i) provide Buyer's Representatives free and full access to and the right to inspect all of the premises, properties, assets, records, contracts and other documents of Seven-Up and Porta Pack, and (ii) permit them to consult with the Representatives of Seller, Seven-Up and Porta Pack for the purpose of making such inspection of Seven-Up and Porta Pack. The foregoing access and rights to inspect and consult are to be granted upon reasonable advance notice, during normal business hours, and in such a manner so as not to interfere unreasonably with the operations of the Seller, Seven-Up, or Porta Pack.

          (b) The disclosure of any information provided to Buyer or its Representatives, or Seller or its Representatives, pursuant hereto or in connection with the transactions contemplated hereunder shall be governed by the Confidentiality Agreement.

          (c) The confidentiality obligations of Buyer or its Representatives, and the Seller or its Representatives with respect to any information relating to Buyer or Seller pursuant to the Confidentiality Agreement shall survive the Closing.

      Section 6.5 NON-SOLICITATION. From the date hereof and until the earlier of (a) the denial of the Final Approval Order by the Court and (b) the termination of this Agreement, Seller shall not solicit offers to acquire the Stock from any party other than Buyer whether privately, through an auction or otherwise, except as contemplated by this
Section 6.5. Buyer and Seller acknowledge and agree that obtaining the Final Approval Order as contemplated by this Agreement will necessitate the good faith consideration by Seller of offers and expressions of interest received from third parties. Buyer also acknowledges that Seller has received expressions of interest from third parties and that Seller will authorize such parties to conduct a due diligence review and investigation of the Business. The parties further acknowledge and agree that a principal purpose of the provisions of this Agreement relating to the Topping Fee is the compensation of Buyer in the event that the process of considering such offers or expressions of interest leads to a Topping Fee Event. Accordingly, Seller and its agents and advisors, and any official committee appointed in the Seller's Bankruptcy Case and its advisors, may, prior to the issuance of the Final Approval Order, (i) respond to inquiries from third parties; (ii) review written and oral expressions of interest; (iii) enter into a confidentiality agreement with such party and provide such party with access to information, confidential or otherwise, relating to Seven-Up and, if such party requests, with information concerning, or a term sheet summarizing, or a copy of, this Agreement; and (iv) take any action in furtherance of the foregoing including negotiating with any potential buyer with respect to a transaction that, if consummated, would constitute a Topping Fee Event. Notwithstanding the foregoing, Seller shall provide Buyer with a complete copy of such offer within one business day of receipt thereof. Buyer acknowledges that Seller's obligations pursuant to this Agreement are expressly subject to Seller's right to accept higher and better offers.

      Section 6.6  RESIGNATION.  Seller shall cause the individuals indicated on
Section 6.6 of the Disclosure Schedule to resign as of the Closing Date as members of the Board of Directors of Seven-Up, Porta Pack, or both.


                                  ARTICLE 7
                                INDEMNIFICATION

      Section 7.1  SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES.

          (a) The representations, warranties and covenants made by the Parties in this Agreement in Sections 2.2, 2.3, 2.4, 2.5, 4.5, 4.7, 4.9, 4.10,
     4.11, 5.4, 5.6, 6.4, Article 7 and Article 9 shall, unless this Agreement is terminated and abandoned as provided herein, survive the Closing and continue in full force and effect thereafter; provided, however, that no action based upon any breach or inaccuracy of any representation and warranty contained in Sections 4.5, 4.7, 4.9, 4.10, 4.11, 5.4 and 5.6 hereof may be asserted unless notice of such claim is given to the party or parties against whom the claim is asserted within one (1) year after the Closing Date; and provided further, however, that representations, warranties and covenants contained in Sections 2.2, 2.3, 2.4, 2.5, 6.4,
     Article 7 and Article 9 shall survive indefinitely.

          (b) No Other Representations. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO
     THAT: (1) THE STOCK IS BEING SOLD TO BUYER ON AN "AS IS" AND "WHERE IS" BASIS AND (2) SEVEN-UP, PORTA PACK, SELLER AND THEIR RESPECTIVE REPRESENTATIVES, STOCKHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES ARE MAKING NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED,

     WITH RESPECT TO THE STOCK, THE BUSINESS, THE ASSETS, OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT, AS TO BOTH (1) AND (2) ABOVE, FOR THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN ARTICLE 4 AND THE COVENANTS AND AGREEMENTS OF SELLER SET FORTH IN THIS ARTICLE 7. Without limitation as to the foregoing, Buyer acknowledges that it has had a full opportunity to review the Business and complete its due diligence and that, except as set forth herein, none of Seven-Up, Porta Pack, Seller or their respective representatives, stockholders, officers, directors, employees, agent, or Affiliates have made representations or warranties to Buyer with respect to (i) the information set forth in the Confidential Information Memorandum, and (ii) any other information provided to Buyer and its representatives pursuant to the Confidentiality Agreement or pursuant to
     Section 6.4 hereof.

     Section 7.2   INDEMNIFICATION BY SELLER.

          (a) From and after the Closing Date, Seller hereby agrees to indemnify and hold Buyer, its directors, officers and employees harmless against any losses, liabilities, costs, damages and expenses, including without limitation, interest, penalties, fines and reasonable attorneys' fees (collectively "INDEMNIFIABLE LOSSES"), resulting from:

               (i) the failure of Seller to pay, perform, discharge or otherwise satisfy fully the Excluded Liabilities; and

               (ii) any breach of a warranty, representation or covenant of Seller set forth in Sections 2.2, 2.3, 2.4, 2.5, 4.5, 4.7, 4.9, 4.10,
          4.11, 6.4, of this Article 7 and Article 9.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, Seller agrees, for any claim asserted within a period of two years from the Closing Date, to indemnify Buyer and/or Seven Up for losses, liabilities, costs, damages or expenses, including without limitation interest, penalties, fines and reasonable attorneys' fees (collectively, the "Westinghouse Losses" which shall specifically include attorneys fees and out-of-pocket expenses of litigation) actually satisfied by Buyer resulting from any breach by Westinghouse Electric Corporation of its environmental warranties, representations, covenants and agreements regarding Seven-Up as set forth in the Westinghouse Purchase Agreement. In connection therewith, Buyer and Seller agree as follows:

               (i) Buyer shall bear, at Buyer's sole expense, the first One Hundred Thousand Dollars ($100,000) of the Westinghouse Losses;

               (ii) Seller shall bear, at Seller's sole expense, the next Fifty Thousand Dollars ($50,000) of the Westinghouse Losses;

               (iii) Buyer shall bear, at Buyer's sole expense, the next Fifty Thousand Dollars ($50,000) of the Westinghouse Losses;

               (iv) Seller shall bear, at Seller's sole expense, the next Fifty Thousand Dollars ($50,000) of the Westinghouse Losses; and

               (v) Buyer shall bear, at Buyer's sole expense, all amounts of Westinghouse Losses greater than that set forth above.

     It is agreed and understood that Seller's liability under this Section 7.2(b) shall not exceed $100,000 in the aggregate.

          (c) Seller further agrees to use its reasonable best efforts to cooperate fully, at Seller's expense, with Buyer in Buyer's seeking and enforcing Westinghouse's performance in full of its environmental warranties, representations, covenants and agreements set forth in the Westinghouse Purchase Agreement. Such cooperation shall include, but shall not be limited to: (i) the providing of documents; and (ii) making Seller's attorneys, accountants, officers, directors, employees, agents, and consultants with knowledge of the Westinghouse Purchase Agreement and Westinghouse's performance thereunder available to Buyer as Buyer may reasonably request from time to time, including but not limited to assisting Buyer in conducting of any litigation which Buyer may undertake against Westinghouse. Buyer and Seller agree that Seller's liability set forth in subsections 7.2(b)(ii) and (iv) above shall be credited with Seller's ordinary, reasonable and necessary out of pocket expense in providing the cooperation agreed to in this subsection 7.2(c). In the event Seller has no obligations under either 7.2(b)(ii) or (iv), then Buyer shall reimburse Seller for such ordinary, reasonable and necessary costs and expenses as Seller incurs in connection with the Westinghouse Losses.

     Section 7.3   INDEMNIFICATION BY BUYER.

          (a) Buyer, and in the case of Section 7.3(a)(i), (but only in such case) Seven-Up, hereby agrees to indemnify and hold Seller, its directors, officers, employees and agents harmless at all times from and after the date of this Agreement, against and in respect to Indemnifiable Losses resulting from:

               (i) the failure of Buyer to pay, perform, discharge or otherwise satisfy fully the Retained Liabilities; and

          (ii) any breach of any warranty, representation or covenant of Buyer (and Seven-Up, if any) contained in this Agreement set forth in Sections 2.2, 2.3, 2.4, 2.5, 5.4, 5.6, 6.4, this Article 7 and Article 9.

      Section 7.4 PROCEDURE FOR NOTICES OF LITIGATION. Promptly after receipt by an indemnified party under Sections 7.2 and 7.3 above of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, promptly notify the indemnifying party in writing of the commencement thereof. The omission to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party under Sections 7.2 and 7.3. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, and pay all costs, expenses and judgments resulting therefrom, and the actual assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party under such paragraph for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall provide the indemnifying party with access to all records and documents of the indemnified party relating to any claim indemnifiable hereunder.

                                   ARTICLE 8
                                  TERMINATION

      Section 8.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and abandoned at any time prior to the Closing Date, upon written notice, only as follows:

           (a) by mutual written consent of the Parties;

           (b) by Buyer, if the conditions set forth in Section 3.3 hereof have not been complied with or performed in any material respect and such non-compliance or non-performance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by Seller on or before June 28, 1996; provided, however, if such failure of Seller to comply or perform is caused by Buyer's breach of any term or condition of this Agreement or failure by Buyer to use Buyer's reasonable best efforts to effect and consummate the transactions contemplated by this Agreement, Buyer shall not be entitled to declare Seller in default;

          (c) by Seller, if the conditions set forth in Section 3.2 hereof have not been complied with or performed in any material respect and such non-compliance or non performance has not been cured or eliminated (or by its nature cannot be cured or eliminated) by Buyer on or before June 28, 1996; provided, however, if such failure of Buyer to comply or perform is caused by Seller's breach of any term or condition of this Agreement or failure by Seller to use Seller's reasonable best efforts to effect and consummate the transactions contemplated by this Agreement, Seller shall not be entitled to declare Buyer in default; or

          (d) by Buyer by the close of business on June 13, 1996, if Seller shall not have (i) given written notice to Buyer by the close of business on June 10, 1996 that Seller has made a Bankruptcy Filing (which notice shall contain an identification of the jurisdiction in which such filing occurred, and the case number, copies of all pleadings filed) and (ii) presented upon filing, to the Court, a form of the Initial Approval Order and a form of the Final Approval Order;

     (e) by Buyer if a Material Adverse Change occurs and is asserted by written notice to Seller by Buyer prior to entry of the Initial Approval Order;

     (f) by Buyer if a Material Adverse Change occurs and is asserted after the entry of the Initial Approval Order by Buyer's bank pursuant to such bank's commitment letter (Exhibit D-1) and written notice thereof is given to Seller by Buyer prior to entry of the Final Approval Order; provided, however, that in such event Buyer shall have twenty (20) days from such notice to obtain a substitute commitment in form and substance either substantially equivalent to Exhibit D-1 hereto, or reasonably acceptable to Seller, from another lender, and to consummate the transactions contemplated by this Agreement within ten (10) days of the date of such commitment, subject only to the entry of the Final Approval Order. In the event such a commitment is obtained in form and substance either substantially equivalent to Exhibit D-1 hereto, or reasonably acceptable to Seller, no Termination Fee shall be payable;

     (g) by Buyer if a Material Adverse Change occurs and is asserted by written notice to Seller by Buyer subsequent to the entry of the Initial Approval Order;

     (h) by Buyer if the Initial Hearing shall not have been held and concluded by the Court within twenty (20) days of the Bankruptcy Filing;

     (i) by Buyer if the Initial Approval Order shall not have been entered by the Court within forty (40) days of the Bankruptcy Filing; and;

     (j) by either Party in the event that any of the consents or approvals listed on Section 4.8 of the Disclosure Schedule other than approvals required, if any, under the Hart-Scott-Rodino Act have not been obtained at least one Business Day prior to the Closing;

     (k) by either Buyer or Seller upon the occurrence of a Topping Fee Event.

     Section 8.2 EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to Section 8.1 herein above, except as set forth below, Seller shall return to Buyer its Deposit, plus interest earned to date, on the date of termination, and all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except (i) compliance with the confidentiality provisions contained in the Confidentiality Agreement, and (ii) the reimbursement and return of the Deposit, plus interest earned to date, from the Escrow Agent to the Buyer; except as provided below, in no event shall the Deposit be returned to Buyer if (a) Buyer's Conditions to Closing set forth in Section 3.3 hereof have been satisfied in full or have been waived by Buyer, and (b) Buyer fails to consummate the transactions contemplated hereunder.

     (a) If the termination is for reasons set forth in paragraph 8.1(a), no Termination Fee shall be payable;

     (b) If the termination is for reasons set forth in paragraph 8.1(b) Seller shall pay a Termination Fee to Buyer; provided, however, that no Termination Fee shall be payable if Buyer terminates the Agreement in reliance on the fact that
(i) the representation and warranty set forth in Section 4.7, although true at the time of execution of the Agreement is not true as of the Closing Date, or
(ii) the conditions set forth in Sections 3.3(c) or (d) or 3.3(e)(ix) have not been met or complied with as of the Closing Date;

          (c) If the termination is for reasons set forth in paragraph 8.1(c) Buyer shall forfeit its right to a return of the Deposit, but not the interest earned thereon; provided, however, that no forfeiture of the Deposit shall occur if Seller terminates the Agreement in reliance on the fact that (i) the representation and warranty set forth in Section 5.4, although true at the time of execution of the Agreement is not true as of the Closing Date, or (ii) the conditions set forth in Sections 3.2(c) or
     (d) or 3.2(g) have not been met or complied with as of the Closing Date;

          (d) If the termination is for reasons set forth in paragraph 8.1(d) Seller shall pay a Termination Fee to Buyer;

          (e) If the termination is for reasons set forth in paragraph 8.1(e) Buyer shall pay a Termination Fee to Seller;

          (f) If the termination is for reasons set forth in paragraph 8.1(f) Buyer shall pay a Termination Fee to Seller;

          (g) If the termination is for reasons set forth in paragraph 8.1(g) Buyer shall forfeit its right to a return of the Deposit, but not the interest earned thereon;

          (h) If the termination is for reasons set forth in paragraph 8.1(h) no Termination Fee shall be payable;

          (i) If the termination is for reasons set forth in paragraph 8.1(i) no Termination Fee shall be payable;

          (j) If the termination is for reasons set forth in paragraph 8.1(j) no Termination Fee shall be payable;

          (k) If the termination is for reasons set forth in paragraph 8.1(k) Seller shall pay Buyer the Topping Fee.

     Section 8.3 TIME OF PAYMENT OF FEES. Any Termination Fee or Topping Fee payable shall be paid within one Business Day of the event giving rise to such Fee by wire transfer of immediately available funds to the account designated by the recipient thereof.

     Section 8.4 EXTENSION RIGHT OF SELLER. After payment of the Topping Fee and payment to Buyer of the Extension Fee on or before June 28, 1996, at the option of Seller this Agreement shall remain binding on Buyer, and shall remain subject to the consummation of the agreement giving rise to the Topping Fee Event, until August 15, 1996 (the "Extension"). If, after payment of the Extension Fee, the Closing occurs with Buyer before August 15, 1996, then Seller shall be entitled, at Closing, to a refund of a portion of the Extension Fee which shall be equal to the number of days before August 15, 1996 the Closing Date occurs times $3,000, but such refund shall not exceed the amount of the Extension Fee; provided, however, that Buyer's obligation to grant the Extension shall be subject to Buyer's banks' approval and agreement to extend their commitment upon terms and conditions substantially similar to these set forth in Exhibit D-1. Seller shall have the option, prior to August 15, 1996, of terminating the Extension by written notice to Buyer, at which time Buyer shall refund to Seller within two (2) Business Days after the date of termination a portion of the Extension Fee which shall be equal to the number of days before August 15, 1996 such termination occurs times $3,000.00, but such refund shall not exceed the amount of the Extension Fee.

                                   ARTICLE 9
                              GENERAL PROVISIONS

     Section 9.1 ACCOUNTING TERMS. All accounting terms not specifically defined herein are to be construed in accordance with GAAP.

     Section 9.2 AMENDMENT AND MODIFICATION. No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is signed by the Party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

     Section 9.3 APPROVALS AND CONSENTS. If any provision of this Agreement requires the approval or consent of any Party to any act or omission, such approval or consent is not to be unreasonably withheld or delayed except as set forth herein.

     Section 9.4 ASSIGNMENTS AND MERGER. Subsequent to the Closing, Buyer will merge into Seven-Up. All rights accruing to Buyer and obligations imposed upon Buyer by virtue of this Agreement shall survive such merger and become the rights and obligations of the surviving entity and shall be fully enforceable on behalf of and against the surviving entity. Except as provided for above, no Party may assign or transfer any of its rights or obligations under this Agreement to any other Person without the prior written consent of the other Parties.

     Section 9.5 CAPTIONS. Captions contained in this Agreement have been inserted herein only as a matter of convenience and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.6 COUNTERPART FACSIMILE EXECUTION. For purposes of executing this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier shall be treated as an original document. The signature of any Party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. At the request of any Party, any facsimile or telecopy document shall be re-executed in original form by the Parties who executed the facsimile or telecopy document.
No Party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document exected in compliance with this Section.

     Section 9.7 COUNTERPARTS. This Agreement may be executed by the Parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the Parties notwithstanding that all the Parties are not signatories on the same counterpart.

     Section 9.8 ENTIRE AGREEMENT. This Agreement and the agreements referred to herein constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the Parties, whether oral or written.

     Section 9.9 EXHIBITS. All of the Exhibits and the Disclosure Schedule attached to this Agreement are deemed incorporated herein by reference.

     Section 9.10 FAILURE OR DELAY. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any Party in any case entitles such Party to any other or further notice or demand in similar or other circumstances.

     Section 9.11 FURTHER ASSURANCES. The Parties will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement. The Parties agree that time is of the essence in respect of this Agreement and the transactions contemplated hereby.

     Section 9.12 GOVERNING LAW. This Agreement and the rights and obligations of the Parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of California without regard to choice or conflict of laws rules.

     Section 9.13 LEGAL FEES, COSTS. Except as otherwise provided herein, all legal fees and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such costs and expenses.

     Section 9.14 NO JOINT VENTURE OR PARTNERSHIP. The Parties agree that nothing contained herein shall be construed as making the Parties joint venturers or partners.

     Section 9.15 NOTICES. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (a) when delivered in person; (b) on the date noted on the return receipt of the delivery date or attempted delivery date, when mailed by United States mail, first class, return receipt requested first class postage prepaid;
(c) in the case of telegraph or overnight courier services, on the day of delivery by the telegraph company or overnight courier service with payment provided for; or (d) in the case of telex or telecopy or fax, when sent, verification received, in each case addressed as follows:

          (i)   if to Buyer:

                Victor Collazo, President
                Seven-Up/RC Bottling Company of Puerto Rico, Inc.
                Call Box 60-7777
                Bayamon, Puerto Rico 00960
                FAX #: (809) 798-6788

                Center Street Capital Partners, L.P.
                Stephens Building
                111 Center Street, Suite 2110
                Little Rock, Arkansas 72201-4430
                ATTN:  Michael W. Roher, President
                FAX #: (501) 377-2263

                with a copy to:

                Harman Owen Saunders & Sweeney, P.C.
                1900 Peachtree Center Tower
                230 Peachtree Street, NW
                Atlanta, Georgia 30303
                ATTN:  Frederick F. Saunders, Esquire
                FAX#:  (404) 525-4347


                and to:

                Fiddler, Gonzalez & Rodriguez
                Chase Manhattan Bank Building
                Fifth Floor
                Hato Rey, Puerto Rico
                Post Office Box 363507
                San Juan, Puerto Rico 00936-3507
                ATTN:  Rafael Cortes Dapena, Esquire
                       Jose Julian Alvarez-Maldonado, Esquire
                FAX #: (809) 767-3943

                and

                Rose Law Firm
                120 East Fourth Street
                Little Rock, Arkansas 72201-2893
                ATTN:  Allen W. Bird, II, Esquire

                          William H. Kennedy, III, Esquire
                  FAX #:  (501) 375-1309

          (ii)    if to Seller:

                  Bart S. Brodkin
                  Seven-Up/RC Bottling Company of Southern
                  California, Inc.
                  3220 East 26th St.
                  Los Angeles, CA  90023-4298
                  FAX: (213) 262-9568

                  with a copy to:

                  Luc A. Despins, Esq.
                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, NY  10022-4675
                  FAX #:  (212) 446-4900

or to such other address as any Party may designate by notice to the other Parties in accordance with the terms of this Section.


     Section 9.16 PUBLICITY. Seller shall issue a press release announcing the execution of this Agreement and the principal terms thereof, which press release Buyer shall have an opportunity to review and approve prior to its release, such approval not to be unreasonably withheld or delayed.

     Section 9.17 SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      Section 9.18 SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO SHALL BE BROUGHT IN THE COURT, OR IF THE COURT DOES NOT EXERCISE SUCH JURISDICTION FOR WHATEVER REASON, (PROVIDED THAT BUYER AND SELLER SHALL NOT REQUEST THAT THE COURT NOT EXERCISE SUCH JURISDICTION) THEN IN STATE COURTS OF CALIFORNIA, OR THE FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 45 DAYS AFTER SUCH MAILING.

      Section 9.19 SUCCESSORS AND ASSIGNS. Subject to Section 9.4, all provisions of this Agreement are binding upon, inure to the benefit of, and are enforceable by or against, the Parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

     Section 9.20 THIRD-PARTY BENEFICIARY. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and no other Person has any right, benefit, priority or interest under, or because of the existence of, this Agreement.

      Section 9.21 SIGNATURE WARRANTY. Each Person executing this Agreement warrants that he is authorized to do so on behalf of the Party for whom he signs this Agreement.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement, or have caused same to be executed by their respective officers, as of the day and year first above written.
                             SEVEN-UP ACQUISITION CORPORATION


                              By: /s/ Michael W. Roher
                                 ------------------------------------
                                    Name:  Michael W. Roher
                                    Title:  President

                              SEVEN-UP/RC BOTTLING COMPANY
                                OF SOUTHERN CALIFORNIA, INC.


                              By: /s/ Bart S. Brodkin
                                   ----------------------------------
                                      Name:  Bart S. Brodkin
                                           --------------------------
                                      Title:   President
                                             ________________________


                                             SEVEN-UP/RC BOTTLING
                                             COMPANY OF PUERTO RICO,
                                             INC., JOINING AND EXECUTING
                                             THIS AGREEMENT ONLY
                                             FOR THE SPECIFIC PURPOSE OF
                                             PROVIDING INDEMNIFICATION
                                             TO SELLER PURSUANT TO SECTION 2.5
                                             (D) AND 7.3(A) OF THIS AGREEMENT
                                             AND FOR NO OTHER PURPOSE


                                             By: /s/ Victor Collazo
                                                ----------------------------
                                                   Name:  Victor Collazo
                                                   Title:  President

                                   EXHIBITS

A.   Form of Escrow Agreement

B.   Form of non-competition and consulting agreement

C.   Form of Buyer's Opinion of Counsel

D.-1 Bank Commitment Letter

D.-2 Form of Equity and Subordinated Debt Commitment Letter

E.   Form of Seller's Opinion of Counsel

F.   Form of Initial Approval Order

G.   Form of Final Approval Order

DISCLOSURE SCHEDULE

2.1        -- Purchase and Sale

2.3(a)-1   -- Capitalized Leases

2.3(a)-2   -- Bank Accounts Identification

2.3(c)     -- Liabilities for money borrowed

2.3(e)     -- Transaction Costs and Expenses

2.5(c)     -- Intercompany Obligations

3.3(e)(vi) -- Releases

4.5        -- Conduct Since Date of Financial Statements

4.6        -- Conflict or Violations

4.7        -- Litigation and Proceedings

4.8        -- Consents and Approvals

4.10       -- Environmental

4.11       -- Employee Benefit Plans

4.12       -- Financial Obligations

6.6        -- Resignation

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT dated this ____ day of _______________________, 1996, by and among SEVEN-UP ACQUISITION CORPORATION, ("Buyer"), a Puerto Rico corporation, SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC., ("Seller"), a Delaware corporation, and MERCANTILE BANK OF ST. LOUIS, N.A. ("Escrow Agent"). Buyer, Seller and Escrow Agent are sometimes referred to individually, as "Party" and collectively as "Parties". Capitalized terms used but not defined herein shall have the meaning given to such terms in the Stock Purchase and Sale Agreement ("PURCHASE AND SALE AGREEMENT") dated ______________________________, 1996 among Buyer and Seller.

     WHEREAS, Buyer and Seller have entered the Purchase and Sale Agreement which contemplates the purchase by Buyer of all of the Stock in accordance with the terms and conditions of the Purchase and Sale Agreement; and

     WHEREAS, it is a condition of Seller that Buyer deposit in escrow Two Million and No/100 Dollars ($2,000,000.00) as the Deposit on the Deposit Date, said Deposit to be distributed as set forth herein;

     WHEREAS, it is a condition of Buyer that Seller deposit in escrow Fifty Thousand and No/100 ($50,000.00) Dollars as the Initial Consideration on the date of execution of the Purchase and Sale Agreement, said Initial Consideration to be distributed as set forth herein;

     WHEREAS, it is a condition to the obligations of Seller and Buyer under the Purchase and Sale Agreement that this Escrow Agreement be entered into; and

     WHEREAS, a copy of this Deposit Money Escrow Agreement has been delivered to Escrow Agent, and the Escrow Agent is willing to act as the Escrow Agent hereunder.

     NOW, THEREFORE, in consideration of the premises set forth above and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     1.  ESTABLISHMENT OF ESCROW FUNDS.

     (a) THE DEPOSIT ESCROW FUND. On the Deposit Date, Buyer will transfer to the Escrow Agent by wire transfer Two Million and No/100 ($2,000,000.00) Dollars as the Deposit. The Deposit will be held by the Escrow Agent pursuant to the terms hereof, less any payments made by the Escrow Agent in accordance with this Escrow Agreement. The Deposit held by the Escrow Agent is herein referred to as the "Deposit Escrow Funds".

The Deposit Escrow Funds shall be held by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

     (b) THE INITIAL CONSIDERATION ESCROW FUNDS. On the date of execution of the Purchase and Sale Agreement, Seller will transfer to the Escrow Agent by wire transfer Fifty Thousand and No/100 ($50,000.00) Dollars as the Initial Consideration. The Initial Consideration will be held by the Escrow Agent in accordance with this Escrow Agreement. The Initial Consideration held by the Escrow Agent is herein referred to as the "Initial Consideration Escrow Funds". The Initial Consideration Escrow Funds shall be held by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

     (c) Escrow Agent hereby agrees to serve as Escrow Agent and to hold, invest and dispense the Deposit Escrow Funds and the Initial Consideration Escrow Funds (collectively the "Escrow Funds") and interest thereon solely as provided in this Escrow Agreement.

     2. ESCROW FUNDS INVESTMENTS/INCOME. The Escrow Agent shall invest the Escrow Funds in short-term "money market" securities, including obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and/or certificates of deposit and/or bankers' acceptances of the banks in the United States having capital in excess of Five Hundred Million and No/100 ($500,000,000.00) Dollars and/or high quality commercial paper (rated A-1 or P-1, or better) and/or money market funds backed by such securities and/or high grade municipal bonds (rated AA or Aa or better) (collectively "Investment Securities") as designated jointly by the Buyer and Seller from time to time.

     3.  PURPOSE OF ESCROW FUNDS.

     (a) DEPOSIT ESCROW FUNDS. The purpose of the Deposit Escrow Funds and this Escrow Agreement is to provide earnest money funds to insure the prompt performance of the transaction set forth in the Purchase and Sale Agreement in accordance with its terms and conditions.

     (b) INITIAL CONSIDERATION ESCROW FUNDS. The purpose of the Initial Consideration Escrow Funds is to provide reimbursement to Buyer for costs incurred by Buyer in obtaining financial commitments in the event an Initial Approval Order is not entered by the Court within forty (40) days of the Bankruptcy Filing.

     4. APPLICATION OF ESCROW FUNDS. Subject to the provisions of Paragraph of this Escrow Agreement, Buyer and Seller each agree to issue timely written instructions to the Escrow Agent to make payment of the Escrow Funds and Escrow Agent, upon receipt of such written instruction agrees to make payment of the Escrow Funds consistent with the following:

     (a)  DEPOSIT ESCROW FUNDS.

              (i) First, upon a Closing of the transaction set forth in the Purchase and Sale Agreement on or before June 28, 1996, or such other date as agreed to in writing by the Buyer and Seller, Buyer and Seller shall issue written instructions to the Escrow Agent to pay the Deposit Escrow Funds, plus all interest accrued, to Seller as partial payment of the Purchase Price;

              (ii) Second, in the event a Closing of the transaction set forth in the Purchase and Sale Agreement does not take place then Buyer and Seller shall issue written instructions to Escrow Agent consistent and in accordance with Section 8.2 of the Purchase and Sale Agreement directing release of the Deposit Escrow Funds to Buyer or Seller, as the case may be.

     (b) INITIAL CONSIDERATION ESCROW FUNDS.

              (i) First, in the event an Initial Approval Order is not entered by the Court within forty (40) days of the Bankruptcy Filing, Buyer and Seller shall issue written instructions to the Escrow Agent to pay the Initial Consideration Escrow Funds, plus all interest accrued to Buyer;

              (ii) Second, in the event an Initial Approval Order is entered by the Court within forty (40) days of the Bankruptcy Filing, then Buyer and Seller shall issue written instructions to Escrow Agent to pay the Initial Consideration Escrow Funds, plus all interest accrued, to Seller;

              (iii) Third, if the Initial Consideration Escrow Funds have not been returned to Buyer or Seller pursuant to clauses (i) or (ii) above, and in the event a Closing of the transaction set forth in the Purchase and Sale Agreement does not take place prior to June 28, 1996, or such other date as agreed to in writing by Buyer and Seller, then Buyer and Seller shall issue written instructions to Escrow Agent to pay the Initial Consideration Escrow Funds, plus all interest accrued, to Buyer.

     5. DISTRIBUTION BY CONSENT. Notwithstanding any other provision of this Escrow Agreement and the Purchase and Sale Agreement, Escrow Agent shall distribute the Escrow Funds, or portions thereof, at any time or from time to time as the Buyer and Seller may, in writing, jointly direct.

     6. ESCROW AGENT'S FEES AND OTHER PAYMENTS. The fees and expenses of the Escrow Agent for such services hereunder shall be as set forth in the letter dated ________________________________________, 1996, by Escrow Agent to Buyer
and Seller. It is understood that the agreed fee to be paid is compensation only for Escrow Agent's ordinary services as escrow agent. In the event that the Escrow Agent renders any service not mentioned herein, or that the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Deposit Escrow Funds, the Initial Consideration Escrow Funds, or the subject matter thereof, Escrow Agent shall receive reasonable additional compensation for such costs, expenses and counsel fees, occasioned in any way thereby as provided in Paragraph 7 below. All fees and expenses of the Escrow Agent shall be borne equally by the Seller and the Buyer. For purposes of tax reporting, Seller shall be the owner of the Escrow Funds and all interest earned thereon and Seller shall account for and report same for tax purposes under Seller's name and tax identification number.

     7. GOOD FAITH OF ESCROW AGENT. Buyer and Seller, jointly and severally, agree to indemnify Escrow Agent and to hold Escrow Agent harmless against any loss, liability or expense, including reasonable attorney's fees, incurred by it without gross negligence or bad faith on the part of the Escrow Agent. The Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, instruction or request furnished to the Escrow Agent hereunder and believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or upon written advice of legal counsel of Escrow Agent. The Parties hereto agree that the Escrow Agent shall have no liability to any of them for any act done or omitted in good faith pursuant to this Escrow Agreement or upon the joint written instructions of Buyer and the Seller. Escrow Agent may conclusively and absolutely rely, without inquiry, upon any actions of the Seller evidenced by a writing executed by Bart
S. Brodkin and of Buyer evidenced by a writing executed by Michael W. Roher, as the act of the Seller and Buyer, respectively, in all matters referred to in this Escrow Agreement. If any controversy arises between the Buyer and Seller regarding the Escrow Agreement, the Deposit Escrow Funds, or the Initial Consideration Escrow Funds, Escrow Agent shall not be required to determine the same or take any action regarding said controversy, but the Escrow Agent may await the settlement of any such controversy by appropriate legal proceedings, or interplead the Escrow Funds into a court having jurisdiction, or otherwise, as the Escrow Agent may desire, notwithstanding anything in this Escrow Agreement to the contrary, and in such event Escrow Agent shall not be liable for interest or damages. In the event Escrow Agent interpleads the Escrow Funds into a court having jurisdiction, Escrow Agent shall have no further duty or obligation under this Agreement. No extraordinary services shall be rendered by Escrow Agent without first giving Buyer and Seller at least ten (10) days prior written notice thereof. The Buyer and Seller agree to bear the cost of indemnification of the Escrow Agent equally. In any dispute between the Buyer and Seller, the court may award recovery of said amounts from the other party based upon applicable law.

     8. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and, except as otherwise provided herein, shall be deemed to have been duly given upon delivery, if delivered by hand, or upon receipt, if mailed, or delivered by telecopy,

         (a)  if to Buyer:

              Victor Collazo, President
              Seven-Up/RC Bottling Company of Puerto Rico, Inc.
              Call Box 60-7777
              Bayamon, Puerto Rico 00960
              FAX #: (809) 798-6788

     Center Street Capital Partners, L.P.
     Stephens Building
     111 Center Street, Suite 2110
     Little Rock, Arkansas 72201-4430
     ATTN:  Michael W. Roher, President
     FAX#:  (501) 377-2263

     with a copy to:

     Harman Owen Saunders & Sweeney, P.C.
     1900 Peachtree Center Tower
     230 Peachtree Street, NW
     Atlanta, Georgia 30303
     ATTN:  Frederick F. Saunders, Esquire
     FAX#:  (404) 525-4347

     and to:

     Fiddler, Gonzalez & Rodriguez
     Chase Manhattan Bank Building
     Fifth Floor
     Hato Rey, Puerto Rico
     Post Office Box 363507
     San Juan, Puerto Rico 00936-3507
     ATTN:  Rafael Cortes Dapena, Esquire
            Jose Julian Alvarez-Maldonado, Esquire
     FAX#:  (809) 767-3943

     and

     Rose Law Firm
     120 East Fourth Street
     Little Rock, Arkansas 72201-2893
     ATTN:  Allen W. Bird, II, Esquire
            William H. Kennedy, III, Esquire
     FAX#:  (501) 375-1309

(b)  if to Seller:

     Bart S. Brodkin
     Seven-Up/RC Bottling Company of Southern California, Inc.
     3220 East 26th St.
     Los Angeles, CA  90023-4298
     FAX: (213) 262-9568
       with a copy to:

       Luc A. Despins, Esq.
       Kirkland & Ellis
       Citicorp Center
       153 East 53rd Street
       New York, NY  10022-4675
       FAX#: (212) 446-4900


and,

  (c)  If to Escrow Agent:

       Mercantile Bank of St. Louis, N.A.
       Mercantile Tower
       7th & Washington Streets
       St. Louis, Missouri  63101
       ATTN:  William A. Johnson
       FAX#:  (314) 425-3872

or to such other person(s) or place(s) as a Party may designate in a notice to the other parties.

     9. ENTIRE AGREEMENT. This Escrow Agreement constitutes the entire understanding and agreement of the Parties hereto and supersedes all prior agreements and understandings, written or oral between the Parties regarding the Escrow Agreement to be entered into pursuant to the Purchase and Sale Agreement. This Escrow Agreement shall be binding on the successors and assigns of each party hereto.

     10. ADDITIONAL REMEDIES. The Escrow Agreement and the Escrow Funds shall not operate to limit rights or claims of any of the Parties hereto.

     11. GOVERNING LAW. This Escrow Agreement shall be construed and interpreted according to the laws of the State of California.

     12. HEADINGS. The headings in the paragraphs of this Escrow Agreement are inserted for convenience only and shall not constitute a part hereof.

     13. WAIVER. There can be no waiver of any term, provision or conditions of this Escrow Agreement, except in writing, and any such written waiver in any one or more instances shall not be deemed to be a further or continuing waiver of any such term, provision or condition of this Escrow Agreement.

     14. COUNTERPARTS. This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. CONFLICT WITH OTHER AGREEMENTS. If any of the terms and conditions of this Escrow Agreement conflicts with any of the terms and conditions of the Purchase and Sale Agreement, the terms and conditions set forth in the Purchase and Sale Agreement shall control as to Buyer and Seller and the terms of this Escrow Agreement shall control as to Escrow Agent.

     16. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO IN WHICH ESCROW AGENT IS NOT A NAMED PARTY IN THE ACTION OR PROCEEDING SHALL BE BROUGHT IN THE STATE COURTS OF CALIFORNIA OR THE FEDERAL COURTS FOR CALIFORNIA AND ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR DOCUMENT RELATED HERETO IN WHICH ESCROW AGENT IS A NAMED PARTY IN THE ACTION OR PROCEEDING SHALL BE BROUGHT IN THE STATE COURTS OF MISSOURI OR THE FEDERAL COURTS FOR MISSOURI. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 45 DAYS AFTER SUCH MAILING.

     IN WITNESS WHEREOF, the Parties hereto have caused this Escrow Agreement to be duly executed, as of the day and year first above written.

                                       BUYER:

                                       SEVEN-UP ACQUISITION CORPORATION


                                       By:
                                           ------------------------------------
                                                      MICHAEL W. ROHER

                                       Its:  President

                                       SELLER:

                                       SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN
                                       CALIFORNIA, INC.


                                       BY:
                                           ------------------------------------
                                       Its:
                                            -----------------------------------

                                       ESCROW AGENT:

                                       MERCANTILE BANK OF ST. LOUIS, N.A.

                                       BY:
                                           -------------------------------------

                    NON-COMPETITION AND CONSULTING AGREEMENT


     NON-COMPETITION AND CONSULTING AGREEMENT ("AGREEMENT") dated _____________ ___, 1996, between SEVEN-UP ACQUISITION CORPORATION, a Puerto Rico corporation ("COMPANY") and SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC., a Delaware corporation ("CONSULTANT"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Stock Purchase and Sale Agreement ("PURCHASE AND SALE AGREEMENT") dated ________________, 1996 among the Company and Consultant.

     WHEREAS, the Company desires that Consultant enter into a Non-Competition Agreement;

     WHEREAS, Consultant has long been associated with SEVEN-UP/RC BOTTLING COMPANY OF PUERTO RICO, INC. ("SEVEN-UP"), and the Company desires to have the continuing benefits of its knowledge and experience and to obtain an agreement not to compete, and in pursuance thereof for Consultant to be engaged as a consultant on the terms and conditions hereinafter set forth for a period of five (5) years; and

     WHEREAS, Consultant agrees to be engaged as a consultant as set forth in the preceding recital.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   (a)  COVENANT NOT TO COMPETE.

               (i) Consultant agrees that for the period commencing on the date hereof and ending five (5) years from the date hereof, Consultant will not, alone or with others, (y) directly or indirectly, own, manage, operate, control, participate in the ownership, management, operation or control of, any business which manufactures, distributes or markets soft drink beverages in the Commonwealth of Puerto Rico other than with Company and its Affiliates, successors and assigns, or (z) consult with or advise any business as to the manufacturing, distribution or marketing of soft drink beverages in the Commonwealth of Puerto Rico other than the Company and its Affiliates, successors and assigns ("COVENANT NOT TO COMPETE"); provided, however, that clause (y) above of this Covenant Not to Compete shall not apply to any corporation, joint venture, partnership, unincorporated organization or other entity which shall become an Affiliate of the Consultant after the date hereof and which, on the date it becomes an Affiliate of Consultant, already directly or indirectly, owns, manages, operates, controls, participates in ownership, management, operation or control of any business which manufactures, distributes or markets soft drink beverages in the Commonwealth of Puerto Rico. This Covenant Not to Compete shall not prohibit ownership by Consultant of not more than ten (10%) percent of the equity securities of companies listed on any United States stock exchanges or traded over the counter or engagements which do not involve, directly or indirectly, the manufacture, distribution or marketing of soft drink beverages by entities engaged in such businesses.

               (ii) Each city in the Commonwealth of Puerto Rico and each month of time covered by this Covenant Not Compete shall be deemed a severable unit and should any court determine that the inclusion of all cities or months would render any such undertaking unreasonable or unenforceable for any reason, those units which are necessary in the judgment of the court to be deleted in order to render such an undertaking reasonable and enforceable shall be deemed free of such non-compete undertaking, but such undertaking shall remain in full force and effect as to every other unit of territory and time.

          (b) CONSULTING ARRANGEMENT. The Company hereby retains Consultant, and Consultant hereby accepts such engagement, to provide management advisory and consulting services to Seven-Up during the Term in accordance with the terms and conditions hereinafter set forth.

          (c) DUTIES AS CONSULTANT. Consultant shall furnish to the Company such management advisory and consulting services as the Company may reasonably request pursuant to this Agreement, including advice and consultation regarding purchase of raw materials and supplies, development and marketing new products, operation, acquisition and maintenance of plant and equipment, management of personnel and other such matters relating to the operation and ownership of Seven-Up. The services which may be required of Consultant shall be consultation and advice as to management and operation of Seven-Up, and other matters related thereto. Consultant will be permitted to consult during normal business hours from its corporate offices located in the State of California. Consultant shall be free to engage in other employment or businesses, as long as such activities do not conflict with Consultant's Covenant Not to Compete as set forth below, and do not unreasonably interfere with the services required to be performed hereunder.

          (d) TERM. The term of this Agreement (the "TERM") shall be for a period of five (5) years from the date hereof.

          (e) NO RESTRICTIONS. Except as specifically set forth in this Agreement and the Purchase and Sale Agreement, nothing herein shall in any way preclude Consultant from engaging in any business activities or from performing services for its own account or for the account of others and the services provided by Consultant hereunder shall not interfere with the conduct of Consultant's other business activities. Consultant shall have no obligation whatsoever to the

     Company to disclose such activities or services or obtain any consent in connection therewith.

          (f) COMPENSATION. In consideration for the services rendered and the Covenant Not to Compete, Consultant shall be entitled to receive and Company will pay to Consultant on the Closing Date: a) consideration of Nine Million Nine Hundred Fifty Thousand and No/100 ($9,950,000.00) Dollars for the Covenant Not to Compete pursuant to Section 1(a) of this Agreement, and b) a fee in the amount of Fifty Thousand and No/100 ($50,000.00) Dollars for services rendered as a Consultant under Section 1(c).

     2. REMEDIES. (a) Consultant acknowledges that the restrictions contained in Section 1(a) hereof are reasonable and necessary to protect the legitimate interests of the Company and Seven-Up, that money damages would not be a sufficient remedy for any breach of any provision of Section 1(a) herein and that the Company and Seven-Up shall be entitled to preliminary and permanent injunctive relief, and specific performance which rights shall be cumulative and in addition to any other rights or remedies to which it may be entitled.

          (b) With respect to any breach of any provision contained in this Agreement except Section 1(a) hereof, money damages are the exclusive remedy for such breach and shall not exceed Fifty Thousand Dollars ($50,000.00), provided, however, that under no circumstances shall any party be liable to any other party to this Agreement (including with respect to Section 1(a)) either directly or by way of indemnity arising out of any third-party claim, for indirect, special, incidental or consequential damages or for any loss of profits, revenues or sales, arising out of or in connection with this Agreement, including damages alleged as a result of tortious conduct.

     3. INDEPENDENT CONTRACTOR. Consultant and the Company agree that Consultant shall perform its services hereunder as an independent contractor, retaining control over and responsibility for its own operations and employees.

     4. INDEMNIFICATION. Subject to Section 2(b), the Company agrees that it will indemnify and hold harmless the Consultant and its directors, officers, employees, agents and controlling persons (each being an "Indemnified Party") from and against any and all losses, claims, damages, and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, relating to or arising out of this Agreement or the engagement of Consultant pursuant to, and the performance by Consultant of the services contemplated by this Agreement, and the Company will reimburse such Indemnified Party for all costs and expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from an Indemnified Party's bad faith or gross negligence.

     5. GOVERNING LAW. This Agreement shall be governed by and interpreted under the laws of the State of California without giving effect to any conflict of laws provisions thereof.

     6. NOTICES. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

     If to the Company:    Victor Collazo, President
                           Seven-Up/RC Bottling Company of Puerto Rico, Inc.
                           Call Box 60-7777
                           Bayamon, Puerto Rico  00960

     If to Consultant:     Bart S. Brodkin
                           Seven-Up/RC Bottling Company of Southern
                                California, Inc.
                           3220 East 26th Street
                           Los Angeles, California  90023-4298

or to such other names or addresses as the Company or Consultant, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section.

     7. CONTENTS OF AGREEMENT, AMENDMENT, ASSIGNMENT AND MERGER. Subsequent to the Closing, Company will merge into Seven-Up. All rights accruing to Company and obligations imposed upon Company by virtue of this Agreement shall survive such merger and become the rights and obligations of the surviving entity and shall be fully enforceable on behalf of and against the surviving entity. Except as provided above, this Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated except upon written amendment executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable in whole or in part by Consultant without the prior written consent of the Company.

     8. SEVERABILITY. If any provision or portion of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application.

     IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement as of the date first above written.


                                        SEVEN-UP ACQUISITION CORPORATION


                                        By: ____________________________________
                                                MICHAEL W. ROHER

                                        Title:  President



                                        CONSULTANT:

                                        SEVEN-UP/RC BOTTLING COMPANY OF
                                        SOUTHERN CALIFORNIA, INC.


                                        By: ____________________________________


                                        Title: _________________________________

                               [_______ __], 1996

Seven-Up Acquisition Corporation
c/o Center Street Capital Partners, L.P.
Stephens Building
111 Center Street, Suite 3110
Little Rock, AR  72301-4430

     Re: Stock Purchase and Sale Agreement dated as of May [__], 1996 among Seven-Up Acquisition Corporation, Seven-Up/RC
     Bottling Company of Southern California, Inc. and Seven-Up/RC Bottling Company of Puerto Rico, Inc.
     --------------------------------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.3(f)(i) of the Stock Purchase and Sale Agreement dated as of May [__], 1996 (the "Purchase Agreement"), among Seven-Up Acquisition Corporation, a Puerto Rico corporation (the "Buyer"), Seven-Up/RC Bottling Company of Southern California, Inc., a Delaware corporation and a debtor-in-possession under Chapter 11 of the Bankruptcy Code (the "Seller"), and Seven-Up/RC Bottling Company of Puerto Rico,
Inc., a Puerto Rico corporation  ("Seven-Up").   Capitalized terms used and not
defined herein have the meanings set forth in the Purchase Agreement.

     We have acted as counsel to the Seller in connection with the preparation, execution and delivery of the Purchase Agreement and the related documents described below. In that connection, we have examined the Purchase Agreement and executed counterparts of each of the following (each dated the date hereof unless otherwise noted):

     (i) the Deposit Money Escrow Agreement among Buyer, Seller, and [__________] (the "Escrow Agent"); and

     (ii) the Non-Competition Agreement and Consulting between Buyer and Seller.

     (iii) the other documents executed and delivered by Buyer, Seller and Seven-Up at Closing.

The Purchase Agreement and items (i), (ii) and (iii) above are sometimes collectively referred to herein as the "Transaction Documents". In addition to the Transaction Documents, we have examined originals or copies of the Certificates of Incorporation and By-Laws of Seller and Seven-Up, resolutions of the Board of Directors of Seller and such other documents and certificates as we have deemed necessary for purposes of rendering this opinion.

     We have acted as counsel to the Seller in connection with the matters contemplated by the Transaction Documents. Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge of those Kirkland & Ellis attorneys who have given substantive attention to matters in connection with the transactions contemplated by the Purchase Agreement. Our knowledge of the Seller's business, records, transactions and activities is limited to the information which has been brought to our attention by officers of the Seller in connection with this opinion letter or by those corporate records and agreements which were revealed to us by the Seller in response to our inquiries. While nothing has come to our attention which has led us to conclude that such information, taken as a whole, is materially inaccurate, we make no representation concerning the scope or adequacy of such review or such inquiries or concerning the accuracy or completeness of the responses to such inquiries.

     In rendering the opinions expressed below, we have assumed, with your permission and without independent verification, that:

          (a) the signatures of persons (other than that of the Seller on each of the Transaction Documents to which it is a party) signing all documents in connection with which this opinion is rendered are genuine and authorized;

          (b) all documents submitted to us as originals or duplicate originals are authentic;

          (c) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

          (d) all parties to the documents reviewed by us (other than the Seller) have full power and authority to execute, to deliver and to perform their obligations under such documents and under the documents required or permitted to be delivered and performed thereunder, and all such documents have been duly authorized by all necessary action on the part of the parties thereto (other than the Seller), have been duly executed and delivered by the parties thereto (other than the Seller), and are valid, binding and enforceable obligations of the parties thereto (other than the Seller);

          (e) as of the date hereof (or as of the date on which they were made if other than the date hereof), the representations and warranties of all parties contained in the Purchase Agreement are true and correct in all material respects; and

          (f) the Seller has provided us with a complete and accurate list of each entity, including such entity's most recent address known to Seller, that is entitled to notice under the Bankruptcy Rules or Order of the Court of the motions of the Seller seeking approval by the Court, pursuant to
     Section 363 of the Bankruptcy Code, of the transactions contemplated by the Transaction Documents.

     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

     1. The Seller is validly existing and in good standing under the laws of the state of its incorporation, with full corporate power and authority to enter into, deliver and carry out its obligations pursuant to each of the Transaction Documents, including, but not limited to, conveying the Stock to Buyer.

     2. The execution, delivery and performance of each Transaction Document to which the Seller is a party has been duly and validly authorized by all necessary corporate action on the part of Seller and duly executed and delivered by the Seller.

     3. Subject to entry of the Final Approval Order by the Bankruptcy Court, each of the Transaction Documents is a legal, valid and binding agreement the Seller, enforceable against the Seller in accordance with its terms.

     4. Neither the execution and delivery of the Transaction Documents by the Seller, nor the consummation of the transactions contemplated therein will, in and of itself, (i) conflict with or result in a breach of the Seller's Articles of Incorporation or by-laws, (ii) to the best of our knowledge without any special investigation, result in a breach of or a default under any material indenture, mortgage, deed of trust, agreement or other material instrument other than any indenture, mortgage, deed of trust, agreement or other material instrument listed on Schedule 4.6 of the Purchase Agreement or (iii) result in a violation of any United States federal law, which, in our experience, is normally applicable to general business corporations which are not engaged in regulated business activities and to transactions of the type contemplated by the Transaction Documents (but without our having made any special investigation as to any other laws).

     5. On [_____], 1996, the Court entered the Initial Approval Order and a review of the docket sheet, dated [_____], 1996, in the Seller's bankruptcy case has revealed no order staying or otherwise modifying the Initial Approval Order, other than the Final Approval Order.

     6. On [_____], 1996, the Court entered the Final Approval Order and a review of the docket sheet, dated [_____], 1996, in the Seller's bankruptcy case has revealed no order staying or otherwise modifying the Final Approval Order.

     7. Each entity required by the Interim Approval Order to notice of the motion of the Seller for an order of the Court, under section 363 of the Bankruptcy Code, approving the transactions contemplated by the Transaction Documents has been sent such notice.

     Our opinions are subject to the following qualifications:

          (a) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws affecting creditors' or secured creditors' rights generally.

          (b) The binding effect and enforceability of the Transaction Documents and the availability of injunctive relief or other equitable remedies thereunder are subject to the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

          (c) Requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents.

          (d) We express no opinion as to, or the effect or applicability of, any laws other than the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States of America.

          (e) We express no opinion with respect to (i) federal or state securities or "blue sky" laws and regulations, (ii) pension and employee benefit laws and regulations, (iii) federal and state antitrust laws and regulations, (iv) federal or state environmental laws and regulations, or
     (v) federal or state tax laws and regulations.

          (f) For purposes of the opinions expressed herein as to the existence and good standing (as appropriate) of the Seller, we have relied upon the certificates of good standing issued by the applicable secretary of state.

     Our opinions are limited to the specific issues addressed and are limited in all respects to the laws existing on the date hereof and facts known to us as of the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

     This letter is furnished to the Buyer pursuant to the Purchase Agreement and is not to be used, quoted or otherwise relied upon by any other person or entity or for any other purpose without our prior written consent.


                                       Very truly yours,


                                       KIRKLAND & ELLIS

                                                                    May __, 1996

Seven-Up/RC Bottling
Company of Southern California, Inc.
3220 East 26th Street
Vernon, CA  90023-4298

     Reference is made to the Stock Purchase and Sale Agreement dated as of the date hereof, among Seven-Up Acquisition Corporation, Seven-Up/RC Bottling Company of Southern California, Inc., and Seven-Up/RC Bottling Company of Puerto Rico, Inc. (the "Agreement"). In connection with the transactions contemplated by the Agreement, the undersigned has reviewed the Disclosure Schedule to the Agreement (a copy of which is attached hereto as Annex A), which Disclosure
Schedule is true, complete, and correct in all material respects as of the date hereof.


                                    By: ___________________________________
                                        Name:  Victor Collazo
                                        Title: President, Seven-Up/RC Bottling
                                               Company of Puerto Rico, Inc.

                                                                DRAFT -- 3/18/96

                                                                March __, 1996

CONFIDENTIAL
- ------------

Center Street Capital Partners, L.P.
Stephens Building
111 Center Street, Suite 2110
Little Rock, AR  72201-4430

Attention: Michael W. Roher

Ladies and Gentlemen:

     In connection with your evaluation of a potential acquisition (the "Acquisition") of Seven-Up/RC Bottling Company of Puerto Rico, Inc. (the "Target"), you have requested and Seven-Up/RC Bottling Company of Southern California, Inc. ("Seven-Up/California") has authorized Houlihan Lokey Howard & Zukin and Whitman Heffernan Rhein & Co., Inc. (collectively, the "Selling Agents") to provide or cause to be provided to you or any of your Representatives (as defined below), including certain of the management of the Target (the "Management"), (collectively, your Representatives and, together with Management, the "Buying Group") certain Confidential Information (as defined below). We, along with you, have executed a Confidentiality Agreement dated January 24, 1996 (the "Agreement"). This Amended and Restated Confidentiality Agreement (the "Amended Agreement") is intended to reaffirm your confidentiality obligations pursuant to the Agreement and to set forth the confidentiality obligations of Seven-Up/California and Target (other than Management) prior to the consummation of the Acquisition and of Seven-Up/ California after the consummation of the Acquisition.

     As used herein, the term "Representatives" shall mean the directors, officers, partners, employees, agents and advisors (including, without limitation, attorneys, accountants, consultants, bankers, and financial advisors) of any party and, with respect to you, shall also include any participants or potential participants with you in any transaction involving the Target. As used herein, the term "Confidential Information" includes (a) with respect to your obligations hereunder, any and all information provided to you or any of your Representatives concerning or relating to the Target or any proposed transaction involving the Target (whether prepared by Seven-Up/ California, the Target, any of their respective advisors, or otherwise), irrespective of the form of communication, by or on behalf of Seven-Up/ California or the Target and (b) with respect to the obligations of Target and Seven-Up/California before the consummation of the Acquisition, information provided by you to Target (other than Management) or Seven-Up/California in connection with the Acquisition and, upon successful consummation of the

Center Street Capital Partners, L.P.
March __, 1996
Page 2

Acquisition, information provided by you or Target to Seven-Up/California in connection with the Consulting and Non-Competition Agreement to be executed on the closing date of the Acquisition between Seven-Up Acquisition Corporation and Seven-up/California. The term "Confidential Information" also includes all notes, analyses, compilations, studies, interpretations, or other documents and materials prepared by you or any of your Representatives or by us and any of our Representatives, that contain, reflect, or are based upon, in whole or in part, any information furnished to you or any of your Representatives by or on behalf of Seven-Up/California or the Target or to us and any of our Representatives by or on behalf of you before consummation of the Acquisition, or to Seven-Up/ California and any of its Representatives by you or the Target after consummation of the Acquisition, to the extent any such material contains Confidential Information.

     The term "Confidential Information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you, us or any of our Representatives, as the case may be, in violation of this Amended Agreement, (ii) comes into the possession of you or any of your Representatives through a source other than Seven-Up/California, the Target, our Representatives or the Selling Agents before consummation of the Acquisition; provided, however, that such source is not known to you or any of your Representatives to be bound by a confidentiality agreement with Seven-Up/ California or the Target, (iii) comes into our possession or the possession of any or our Representatives through a source other than you or the Target (in the case of the Target, only after the consummation of the Acquisition); provided, however, that such source is not known to us or any of our Representatives to be bound by a confidentiality agreement with you or the Target (in the case of the Target, only after the consummation of the Acquisition), or (iv) is developed by you or us or any of our Representatives, as the case may be, based on information that does not constitute Confidential Information hereunder.

     You and your Representatives shall use the Confidential Information solely to evaluate a possible acquisition of the Target and shall not use the Confidential Information in any way adverse to Seven-Up/California, the Target, or the Selling Agents. In addition, you and your Representatives shall maintain the confidentiality of the Confidential Information; provided, however, that (i) you may disclose any of the Confidential Information to those persons who need to know the information contained therein if and to the extent that Seven-Up /California, the Target, or the Selling Agents have given prior written consent to such disclosure, and (ii) you may disclose any of the Confidential Information to any of your Representatives who need to know the information contained therein for the purpose of evaluating a possible transaction involving the Target.

     It is understood that prior to the date of this Amended Agreement, you have received non-public information regarding the Target and that you will receive from Management non-public

Center Street Capital Partners, L.P.
March __, 1996
Page 3

information regarding the Target from and after the date hereof. You agree that all non-public information that you received prior and subsequent to the date of this Amended Agreement is Confidential Information and represent that you have treated and will treat such information in accordance with the terms and conditions of this Amended Agreement. Seven-Up/California acknowledges that the receipt and possession of such non-public information by the Buying Group in accordance with the foregoing does not constitute a breach of this Amended Agreement.

     Notwithstanding any provision of this Amended Agreement to the contrary, it is acknowledged and agreed that you will continue your discussions with Management and will continue obtaining public and non-public information from Management regarding the Target and the Acquisition. It is understood and agreed that such discussions and information shall not constitute a breach of this Amended Agreement if treated in accordance with the terms and conditions hereof.

     Prior to consummation of the Acquisition and subject to the terms of this Amended Agreement, Seven-Up/California and Target (other than Management) and any of our Representatives agree not to disclose any Confidential Information without your prior written consent. Subsequent to the successful consummation of the Acquisition, Seven-Up/California agrees to use any Confidential Information provided by you or by Target solely for purposes of fulfilling its obligations under the Consulting and Non-Competition Agreement and, subject to the terms of this Amended Agreement, Seven-Up/California and its Representatives agree not to disclose any such Confidential Information without your prior written consent.

     The Buying Group has previously delivered to Seven-Up/California and the Selling Agents several Letters of Intent regarding the terms and conditions of the Buying Group's offer to purchase the Target from Seven-Up/California. Seven-Up/California, the Selling Agents, and their Representatives hereby agree to treat such Letters of Intent as Confidential Information in accordance with the terms and conditions of this Amended Agreement; provided, however, that the fact that the Buying Group has made an offer for the Target shall not be deemed to be Confidential Information.

     Seven-Up/California and the Selling Agents have advised the Buying Group that Seven-Up/California contemplates filing a petition for bankruptcy under the United States Bankruptcy Code. In connection therewith, and notwithstanding any provision of this Amended Agreement to the contrary, Seven-Up/California and the Selling Agents acknowledge and agree that if such a petition is filed, information that would otherwise constitute Confidential Information hereunder and that is generally available to all creditors and other parties-in-interest in such case shall no longer be considered to be Confidential Information, except to the extent and under such terms and conditions as designated by the bankruptcy court.

Center Street Capital Partners, L.P.
March __, 1996
Page 4

     In the event that you or any of your Representatives are requested or required (by oral question, deposition, interrogatories, subpoena, requests for information or documents in legal proceedings, civil investigative demand, or other similar process) to disclose any of the Confidential Information, it is agreed that you will provide Seven-Up/California and the Target with prompt written notice of any such request or requirement so that Seven-Up/California or the Target may seek a protective order or other appropriate remedy, waive your compliance with the provisions of this Amended Agreement, or both. If, in the absence of a protective order or the receipt of a waiver by Seven-Up/California or the Target, you or any of your Representatives is nonetheless legally compelled, in the reasonable written opinion of your counsel, to disclose any of the Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, you or your Representatives may disclose to such tribunal only that portion of the Confidential Information which such counsel advises you is legally required to be disclosed; provided, however, that you exercise your best efforts to preserve the confidentiality of the Confidential Information including, without limitation, co-operating with Seven-Up/California or the Target to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal. You or your Representative shall not be liable for any disclosure to any tribunal made in accordance with the requirements of this paragraph unless such disclosure was caused or resulted from a previous disclosure by you or any of your Representatives not permitted hereunder.

     In the event that you do not proceed with a transaction involving the Target, or at any time, for any reason, upon the written request of Seven-Up/ California, the Target, or the Selling Agents, you will promptly return to either of the Selling Agents all documents constituting Confidential Information furnished to you or any of your Representatives, without retaining any copy thereof, and will destroy all other Confidential Information prepared by or on behalf of you or any of your Representatives, without retaining any copy thereof.

     Other than as specifically provided for herein, you agree that neither you nor those of your Representatives who are aware of the Confidential Information, the possibility of a transaction involving the Target, or both, will initiate or cause to be initiated any communication, discussion, correspondence, or other contact with any officer or employee of Seven-Up/California or the Target concerning the Confidential Information or any possible transaction involving the Target (other than with the prior consent of the Selling Agents). You further agree that for a period of one year from the date hereof, neither you nor any of your affiliates under your control or to whom you have made the Confidential Information available will solicit, directly or indirectly, the performance of services by any officer of the Target, except with the prior written consent of Seven-Up/California or the Target. Non-directed employee search firm solicitations shall be exempted from this prohibition. For purposes of this Amended Agreement, the term "affiliate" has the meaning specified in Rule 12b-2 of the Securities Exchange Act of 1934.

Center Street Capital Partners, L.P.
March __, 1996
Page 5

     You understand and acknowledge that none of Seven-Up/California, the Target, the Selling Agents, or any of their respective Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information. You agree that none of Seven-Up/ California, the Target, the Selling Agents, or any of their respective Representatives shall have any liability to you or any of your Representatives relating to or resulting from the use of the Confidential Information.

     You agree that unless and until a final definitive agreement regarding a transaction involving the Target has been executed and delivered, none of Seven-Up/California, the Target, the Selling Agents, any of their respective affiliates, or you will be under any legal obligation of any kind whatsoever with respect to such a transaction.

     It is understood and agreed that no failure or delay by Seven-Up/California or the Target in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

     It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Amended Agreement by you or any of your Representatives or by us or any of our Representatives and that each of us shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each of us further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedies shall not be deemed to be the exclusive remedies for a breach by any party to this Amended Agreement, but shall be in addition to all other remedies available at law or in equity to such parties.

     Neither you nor any of your Representatives shall disclose the existence of this Amended Agreement or the subject hereof without the prior written consent of Seven-Up/California, the Target, or the Selling Agents. Your obligations under this Amended Agreement shall terminate one year from the date hereof. In the event that the Acquisition is not consummated, the obligations of Seven-Up/ California and Target under this Amended Agreement shall terminate one year from the date hereof. In the event that the Acquisition is consummated, the obligations of Seven-Up/California under this Amended Agreement shall terminate one year after the termination of the Consulting and Non-Competition Agreement.

     In the event that any provision or portion of this Amended Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Amended Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

Center Street Capital Partners, L.P.
March __, 1996
Page 6

     This Amended Agreement may be amended, modified, or waived only by a separate writing signed by Seven-Up/California, the Target, and you.

     You hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York or the Federal courts of the Southern District of New York for purposes of any suit, action, or proceeding arising out of or relating to or in connection with this Amended Agreement which is brought by or against Seven-Up/California (and you agree not to commence any such suit, action, or proceeding relating thereto except in such court). You hereby agree that service of any process, summons, notice, or document by U.S. registered mail addressed to you, along with a telefax copy of such process, shall be effective service of process for any action, suit, or proceeding brought against you in any such court. You hereby irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or proceeding arising out of or relating to or in connection with this Amended Agreement which is brought by or against Seven-Up/California in the state courts of New York or the Federal courts of the Southern District of New York and hereby further and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, or proceeding has been brought in an inconvenient forum.

     This Amended Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of law provisions thereof.


                                     * * *

Center Street Capital Partners, L.P.
March __, 1996
Page 7

     If the foregoing is acceptable to you, please sign and return one copy of this Amended Agreement to the undersigned.


                                       Very truly yours,

                                       SEVEN-UP/RC BOTTLING COMPANY
                                       OF SOUTHERN CALIFORNIA, INC.

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       SEVEN-UP/RC BOTTLING COMPANY
                                       OF PUERTO RICO, INC.

                                       By: _____________________________________
                                           Name:
                                           Title:


AGREED TO AND ACCEPTED:

CENTER STREET CAPITAL PARTNERS, L.P.


By: ________________________________
    Name:  Michael W. Roher
    Title: President

              ORDER, UNDER 11 U.S.C. (S)(S) 105, 363 AND 1146,
           AUTHORIZING AND APPROVING (i) STOCK PURCHASE AND SALE
                AGREEMENT, (ii) NON-COMPETITION AND CONSULTING AGREEMENT, AND (iii) TRANSFER OF STOCK FREE AND CLEAR
                     OF ALL LIENS, CLAIMS AND ENCUMBRANCES
           -----------------------------------------------------

     Upon the motion dated _____ __, 1996 (the "Motion") of Seven-Up/RC Bottling Company of Southern California, Inc. ("Seven-Up/RC"), debtor and debtor-in-possession herein, for an order pursuant to 11 U.S.C. (S)(S) 105, 363 and 1146, authorizing and approving the terms of, and Seven-Up/RC's execution of and performance under, (a) a Stock Purchase and Sale Agreement dated as of May __, 1996 (the "Purchase Agreement") among Seven-Up/RC, Seven-Up Acquisition Corporation ("SAC") and Seven-Up/RC Bottling Company of Puerto Rico, Inc. ("Puerto Rico"), a copy of which is attached to the Motion as Exhibit "A", for the sale of the stock (the "Stock") of Puerto Rico, subject to higher and better offers, and (b) a Non-Competition and Consulting Agreement (the "Consulting Agreement") (the Purchase Agreement and the Consulting Agreement, together, the "Agreements") between Seven-Up/RC and SAC; and upon this Court's Order dated _____ __, 1996 (the "Initial Approval Order") which, among other things, (a) approved the Topping Fee and reimbursement provisions of the Purchase Agreement and (b) approved the procedures pursuant to which potentially higher and better offers were to be considered at the hearing held before this Court on May __, 1996 (the "Sale Hearing") to consider Seven-Up/RC's request for entry of this Order; and it appearing from the affidavit of service filed by

Seven-Up/RC with the court that notice of the Motion was timely served upon (i) counsel for SAC, (ii) counsel for the official committee of creditors appointed in this bankruptcy case and GE Capital, (iii) the twenty largest creditors of Seven-Up/RC, (iv) any parties that have expressed an interest in purchasing the Stock, (v) the office of the United States Trustee, and (vi) any entities that, as of the date of the notice, filed a notice of appearance in Seven-Up/RC's bankruptcy case pursuant to Bankruptcy Rule 2002; such notice being good and sufficient; upon the affidavit of ___________ sworn to May __, 1996, a copy of which is attached to the Motion as Exhibit "A" (the "_______ Affidavit"); and upon the record made at the Sale Hearing; and after due deliberation and sufficient cause appearing therefor,

     THE COURT HEREBY FINDS THAT:

     A. Notice of the Sale Hearing has been given in accordance with this Court's Order dated _____ __, 1996 and no other or further notice of the Sale Hearing is necessary;

     B. Pursuant to the Initial Approval Order, Seven-Up/RC received competing bids from the following entities: ______________________. These competing bids were evaluated by Seven-Up/RC; however, after such review, the competing bids were found by Seven-Up/RC to provide less value to Seven-Up/RC's estate than the offer of SAC, as reflected in the Agreement.

     C. SAC has acted, and its offer was submitted, in good faith. The Sale Hearing was properly conducted upon fair and reasonable terms calculated to achieve the highest and best value for Seven-Up/RC's estate. Without limiting the foregoing, SAC is entitled to the protection of 11 U.S.C. (S) 363(m) in connection with implementation and consummation of the Purchase Agreement;

     D. The Purchase Agreement and SAC's offer for the Stock thereunder is the highest and best offer for such Stock, and, therefore, will achieve the highest and best value for Seven-Up/RC's estate;

     E. Consummation of the Purchase Agreement and the Consulting Agreement is supported by good business reasons and is in the best interest of Seven-Up/RC's estate and creditors;

     F. Sufficient business justification exists for the sale of the Stock under section 363(b) of the Bankruptcy Code outside a plan of reorganization;

     G. The consideration that is to be received by Seven-Up/RC pursuant to the Purchase Agreement and the Consulting Agreement, constitutes adequate, fair and reasonable value for the Stock.

     H. Under all the circumstances presented, (i) the execution of the Agreements and all other actions contemplated therein, (ii) the consummation of all the acts contemplated in this Order, and (iii) the transfer of the Stock to SAC, are in the best interest of Seven-Up/RC and its estate, creditors and interest holders;

     I. The execution of the Agreements has been properly authorized by appropriate corporate action of Seven-Up/RC.

     J. The consideration that is to be received by Seven-Up/RC pursuant to the Agreements will be used by Seven-Up/RC to fund its plan of reorganization, and therefore the transactions contemplated by the Agreements are integral parts of such plan of reorganization.

     K. Based on the Affidavit of ________ which has not been controverted, (i) Seven-Up/RC is a duly organized and validly existing corporation in good standing under the laws of the State of California; (ii) Seven-Up/RC has the power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; (iii) Seven-Up/ RC is the sole lawful owner of any and all stock or shares of Puerto Rico; (iv) there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, rights or agreements to purchase, or otherwise acquire, issue, sell or otherwise dispose of any of the Stock of Puerto Rico; and (v) the Stock of Porta Pack constitutes 50% of the issued and outstanding shares of Porta Pack and such Stock has been duly authorized and is validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, rights or agreements to purchase, or otherwise acquire, issue, sell or otherwise dispose of any of the Stock of Porta Pack.

     IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

     1.  The Motion is hereby granted in its entirety.

     2. The terms of, and Seven-Up/RC's performance under, the Agreements, including Seven-Up/RC's taking such actions as necessary or appropriate to cause the implementation and consummation of the Purchase Agreement, including, without limitation, the payment of the Excluded Liabilities, as such term is defined in the Purchase Agreement, are hereby approved under sections 363(b) and
(f) of the Bankruptcy Code.

     3. The parties to the Purchase Agreement are authorized and directed to perform in accordance with the terms and conditions thereof.

     4. The Stock will be sold under the Purchase Agreement free and clear of all liens, claims and encumbrances. All valid, perfected, enforceable and nonavoidable liens on the Stock shall attach to all proceeds of the sale of the Stock under the Purchase Agreement received by the estate.

     5. The terms of, and Seven-Up/RC's execution of and performance under, the Consulting Agreement are hereby approved under section 363(b) of the Bankruptcy Code.

     6. Seven-Up/RC is hereby authorized and empowered, and, upon entry of this Order, has all the corporate power and authority necessary to fully perform under, consummate, implement, execute and deliver the Agreements and all other documents contemplated thereby, and to consummate the transactions contemplated by the Purchase Agreement and to take all other actions required to be taken by it pursuant to the Purchase Agreement.

     7. No other or further consents or approvals are required for Seven-Up/RC to consummate or effectuate the Purchase Agreement and the Consulting Agreement.

     8. Except as expressly permitted by the Order, all persons and entities holding any lien, claim, encumbrance, interest or matter of any kind or nature with respect to the Stock be, and hereby are, barred from asserting such lien, claim, encumbrance, interest or matter of any kind against SAC, its successors and assigns.

     9. Upon the entry of this Order and the execution of the Consulting Agreement, Seven-Up/RC shall be released and discharged from any obligation arising from the Consulting Agreement.

     10. The transfer of the Stock pursuant to the Purchase Agreement, which is an integral part of Seven-Up/RC's plan of reorganization, shall be exempt from any transfer tax, stamp tax or other similar tax, pursuant to section 1146(c) of the Bankruptcy Code.

     11. Seven-Up/RC is hereby authorized to pay any amount owed by Puerto Rico to General Electric Capital Corporation of Puerto Rico out of the proceeds of the sale of the Stock.

     12. Seven-Up/RC is hereby authorized to pay the brokers' fees earned by Whitman, Heffernan Rhein & Co., Inc. and Houlihan Lokey, Howard & Zukin, pursuant to the terms of engagement letters executed by Seven-Up/RC.

     13. Subject to paragraphs 11 and 12 herein, Seven-Up/RC is hereby directed to cause all proceeds from the sale of the Stock to be placed in a segregated interest-bearing account pending confirmation of Seven-Up/RC's plan of reorganization.

     14. This Court shall retain exclusive jurisdiction to implement and enforce the terms and provisions of this Order and the Agreements.


Dated: _____________________
       May __, 1996


                                       ________________________________________
                                       UNITED STATES BANKRUPTCY JUDGE

     ORDER UNDER 11 U.S.C. (S)(S) 363(b) AND 105 AUTHORIZING AND APPROVING
   (i) CERTAIN PROVISIONS OF STOCK PURCHASE AND SALE AGREEMENT AMONG SEVEN-UP ACQUISITION, SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC. AND
        SEVEN-UP/RC BOTTLING COMPANY OF PUERTO RICO, INC., (ii) BIDDING PROCEDURES, AND (iii) NOTICE OF HEARING OF FINAL APPROVAL ORDER

- --------------------------------------------------------------------------------

     The court has considered the Motion Under 11 U.S.C. (S)(S) 363(b) and 105 Authorizing and Approving (i) Certain Provisions of the Stock Purchase and Sale Agreement among Seven-Up Acquisition ("SAC"), Seven-Up/RC Bottling Company of Southern California, Inc. ("Seven-Up/RC") and Seven-Up/RC Bottling Company of Puerto Rico, Inc. ("Puerto Rico") (the "Stock Purchase Agreement"), (ii) Bidding Procedures, and (iii) Notice of Hearing on the Final Approval Order (as that term is defined in the Stock Purchase Agreement) dated May __, 1996 (the "Motion"), filed by Seven-Up/RC, one of the above captioned debtors and debtors-in-possession. Based upon the foregoing, the court makes the following findings of fact, conclusions of law and enters the following Order:

     A. That timely notice of the Motion was provided to the United States Trustee, Seven-Up/RC's pre-petition secured lenders, the unofficial committee of holders of the 11.5% Senior Secured Notes due 1999 (the "Notes"), and various other parties as reflected on the certificates of service filed by Seven-Up/RC herein, and that said notice together with the hearing held on the Motion on ___________, 1996 was sufficient under the circumstances and satisfied all applicable notice and hearing requirements of the Bankruptcy Code and the Bankruptcy Rules, and that no further notice or hearing is required.

     B. Seven-Up/RC has articulated good and sufficient reasons for establishing the auction procedures attached hereto as Exhibit A (the "Auction Procedures"), approving the form and content of the notice of hearing on the Motion attached hereto as Exhibit B (the "Hearing Notice") and the method of notification of creditors provided in the Motion, and approving certain provisions of the Stock Purchase Agreement, the Topping Fee, the Termination Fee, the extension right of seller and the initial due diligence fee provisions (the "Provisions") contained in the Stock Purchase Agreement, and that such are in the best interests of Seven-Up/RC and its estate.

     C. The sale of all the issued and outstanding capital stock of Seven-Up/RC Bottling Company of Puerto Rico, Inc. ("Puerto Rico") and fifty (50%) percent of the issued and outstanding capital stock of Porta Pack Corporation (the "Stock") by auction is in the best interests of Seven-Up/RC's estate and constitutes a proper exercise of Seven-Up/RC's reasonable business judgment.

     D. That the Provisions have been negotiated in good faith and at arms length between Seven-Up/RC, SAC and Puerto Rico, and that Seven-Up/RC and SAC are two unrelated parties.

     E. That the amounts provided by (i) the Topping Fee (as defined in the Stock Purchase Agreement) for payment to SAC upon the occurrence of a Topping Fee Event (as defined in the Stock Purchase Agreement), and (ii) the Termination Fee (as defined in the Stock Purchase Agreement) for payment to either Seven-Up/RC or SAC for failure to perform certain obligations under the Stock Purchase Agreement, are each reasonable and appropriate relative to the size and nature of the proposed stock sale, are necessary to insure that SAC will not withdraw its bid, and will enhance the benefits to Seven-Up/RC's estate from the sale.

     F. That the Extension Fee (as defined in the Stock Purchase Agreement) to be paid at Seven-Up/RC's option to bind SAC to the Stock Purchase Agreement in the event a bidder other than SAC makes the highest bid, is reasonable and appropriate relative to the size and nature of the proposed stock sale, and will enhance the benefits to Seven-Up/RC's estate from the sale by insuring that SAC will be required to purchase the Stock in the event the highest bidder does not close on the sale.

     G. That the Initial Due Diligence Fee (as defined in the Stock Purchase Agreement) paid by Seven-Up/RC to SAC for SAC's initial due diligence review was appropriate relative to the size and nature of the proposed stock sale, necessary to ensure that SAC would not withdraw its bid, and enhanced the benefits to Seven-Up/RC's estate from the sale.

     H. That as a condition to the Stock Purchase Agreement, SAC requires that the Provisions be approved by this court.

         ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED and DECREED, THAT:

     1.  The Motion is hereby granted in all respects.

     2. A final evidentiary hearing on Seven-Up/RC's Motion for an Order Authorizing and Approving (i) Stock Purchase Agreement, (ii) Non-Competition and Consulting Agreement, and (iii) Transfer of Stock Free and Clear of All Liens, Claims and Encumbrances ("Sale Motion") and to confirm the results of the Auction will be held on ___________ __, 1996 at ____ p.m. before this court, and may be continued without further notice, other than as announced in open court at the date and time of such hearing.

     3. Any objections to the Sale Motion must be in writing, filed with the Bankruptcy court and served upon (i) Seven-Up/RC's counsel, Luc A. Despins, Esq., Kirkland & Ellis, 153 East 53rd Street, New York, NY 10022, and __________
________________________________________________________________________________
________________________________________________________________ ("Seven-Up/RC's
Counsel"), (ii) SAC's counsel, Frederick F. Saunders, Esq., Harman Owen Saunders & Sweeney, P.C., 1900 Peachtree Center Tower, 230 Peachtree Street NW, Atlanta, Georgia 30303, and Allen W. Bird, II, Esq., Rose Law Firm, 120 East

Fourth Street, Little Rock, Arkansas 72201-2893 ("SAC's Counsel"); (iii) counsel to GE Capital, Gregory Bray, Esq., Murphy, Weir & Butler, 2049 Century Park East, 21st Floor, Los Angeles, California 90067; and (iv) the United States Trustee, at __________________________________________________________, in such manner that it is actually received on or before __________, 1996 before [TIME]. Objections must be sufficiently detailed as to state with particularity each and every ground for such objection. Objections to the Sale Motion that do not conform to the foregoing will not be considered by the court.

     4.  The Auction will initially convene at the offices of ________________
_______________________________________________________________________________
_________________________________ on _________, 1996 at __:__  _.m. In order to qualify to bid, all potential bidders must comply with all of the requirements of the Auction Procedures. If multiple bids satisfying all the requirements of the Auction Procedures are received, each party (including SAC) shall have the right to continue to improve its bid at the Auction.

     5. Alternative bids, if any, must be delivered to Seven-Up/RC's Counsel, with a copy to SAC's Counsel, such that it is actually received by them on or before ________, 1996 at __:__ _.m. and must comply with the terms and provisions of the Auction Procedures and this Order.

     6. Any potential bidder desiring access to the books and records of Seven-Up/RC shall, prior to obtaining such access, execute and deliver to Seven-Up/RC a confidentiality agreement in form and substance reasonably satisfactory to Seven-Up/RC and its counsel.

     7. Notwithstanding anything to the contrary in the Stock Purchase Agreement, Seven-Up/RC is authorized to enter into discussions and negotiations with, and furnish information to, any potential bidders consistent with the terms of this Order.

     8. The Auction Procedures which are attached hereto as Exhibit A are approved in all respects.

     9. The form and content of the Hearing Notice which is attached hereto as Exhibit B is approved in all respects.

     10. Seven-Up/RC shall (i) serve a copy of the Hearing Notice on each of Seven-Up/RC's secured and fifty (50) largest unsecured creditors, Seven-Up/RC's equity holders, counsel to any official committee appointed in these Chapter 11 cases, the United States Trustee, the United States Attorney and the Attorney General for each of the states in which any of Seven-Up/RC conducts business, federal, state and local taxing authorities for the geographic areas in which Seven-Up/RC have conducted business, and all parties or their counsel who have filed an appearance in any of the Chapter 11 cases or have requested service of notice in these cases, by first class mail, postage prepaid, and (ii) cause the Hearing Notice to be published in The Wall Street Journal, National Edition, at least fourteen (14) days prior to the day of the Auction and the hearing on the Sale Motion, and such notice shall constitute due and sufficient notice under the circumstances and no further notice shall be required.

     11. Seven-Up/RC hereby is authorized and directed to cause the Hearing Notice to be published in accordance with the requirements of the immediately preceding paragraph.

     12. The Topping Fee, Topping Fee Event, and Topping Offer Provisions as defined in the Stock Purchase Agreement are hereby approved in all respects.

     13. The Initial Due Diligence Fee as defined in the Stock Purchase Agreement is hereby approved in all respects.

     14. The Termination Fee Provision contained in Section 8.2 of the Stock Purchase Agreement is hereby approved in all respects.

     15. The Extension Right of Seller Provision contained in Section 8.4 of the Stock Purchase Agreement is hereby approved in all respects.

     16. Seven-Up/RC is authorized and required to make payment of the Topping Fee or the Termination Fee to SAC when the same is due in accordance with the terms of the Stock Purchase Agreement. If and to the extent such fees become due and payable, they shall constitute a first priority, administrative expense in each of Seven-Up/RC's Chapter 11 cases.

     17. Any and all bids for the Stock must comply with terms and provisions of the Auction Procedures, and the bid by SAC under the Stock Purchase Agreement is hereby deemed to comply with the Auction Procedures in all respects.

     18. Entry of this Order shall be sufficient and conclusive evidence of the validity and enforceability of the Provisions.

Dated:    ____________________
          May ___, 1996



                                        _______________________________________
                                        UNITED STATES BANKRUPTCY JUDGE